                                  SCHEDULE 14A
                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
               SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO.  )

Filed by the registrant  [X]

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Check the appropriate box:

[ ]  Preliminary proxy statement

[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[X]  Definitive proxy statement

[ ]  Definitive additional materials

[ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                            CNA FINANCIAL CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)
                            CNA FINANCIAL CORPORATION
--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of filing fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     (4) Proposed maximum aggregate value of transaction:

     (5) Total fee paid:

     [ ] Fee paid previously with preliminary materials.

     [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount previously paid:

     (2) Form, schedule or registration statement no.:

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     (4) Date filed:

                           CNA FINANCIAL CORPORATION
                                ---------------

                    Notice of Annual Meeting -- May 2, 2001

To the Stockholders of
  CNA FINANCIAL CORPORATION:

     You are hereby notified that pursuant to the By-Laws of CNA Financial Corporation, a Delaware corporation, the annual meeting of Stockholders will be held at CNA Plaza (333 South Wabash Avenue), Room 207N, Chicago, Illinois, on Wednesday, May 2, 2001, at 10:00 a.m., Chicago time, for the following purposes:

     (1) To elect eleven Directors;

     (2) To approve an amendment to the CNA Financial Corporation 2000 Incentive Compensation Plan;

     (3) To ratify the appointment of Deloitte & Touche LLP as independent auditors for the Company; and

     (4) To transact such other business as may properly come before the meeting.

     Only Stockholders of record at the close of business on March 9, 2001 are entitled to notice of, and to vote at, this meeting.

     It is desired that as many Stockholders as practicable be represented at the meeting. Consequently, whether or not you now expect to be present, you are requested to sign and date the enclosed proxy and return it promptly to the Company. You may revoke the proxy at any time before the authority granted therein is exercised.

                                           By order of the Board of Directors,

                                                    JONATHAN D. KANTOR
                                                Executive Vice President,
                                              General Counsel and Secretary

Chicago, Illinois
March 27, 2001

                           CNA FINANCIAL CORPORATION
                       CNA PLAZA, CHICAGO, ILLINOIS 60685
                                ---------------

                                PROXY STATEMENT
                         ANNUAL MEETING -- MAY 2, 2001

     The Board of Directors of CNA Financial Corporation ("CNA" or the "Company") submits this statement in connection with the solicitation of proxies from the Stockholders in the form enclosed.

     The persons named in this statement as nominees for election as Directors have been designated by the Board of Directors.

     Any Stockholder giving a proxy has the power to revoke it at any time before it is exercised. A subsequently dated proxy, duly received, will revoke an earlier dated proxy. A Stockholder may also revoke his proxy and vote in person at the Annual Meeting. Proxies will be voted in accordance with the Stockholder's specifications and, if no specification is made, proxies will be voted in accordance with the Board of Directors' recommendations. The approximate date of mailing of this Proxy Statement is March 27, 2001.

     On March 9, 2001, the Company had outstanding 183,264,248 shares of common stock ("Common Stock"). The holders of Common Stock have one vote for each share of stock held. Stockholders of record at the close of business on March 9, 2001 will be entitled to notice of, and to vote at, this meeting. The holders of a majority of shares of Common Stock issued and outstanding and entitled to vote when present in person or represented by proxy constitute a quorum at all meetings of Stockholders.

     In accordance with the Company's by-laws and applicable law, the election of Directors will be determined by a plurality of the votes cast by the holders of shares present in person or by proxy and entitled to vote. Consequently, the eleven nominees who receive the greatest number of votes cast for election as Directors will be elected as Directors of the Company. Shares present which are properly withheld as to voting with respect to any one or more nominees, and shares present with respect to which a broker indicates that it does not have authority to vote ("broker non-votes"), will not be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. The affirmative vote of shares representing a majority of the votes cast by the holders of shares present and entitled to vote is required to approve the other matters to be voted on at the Annual Meeting. Shares which are voted to abstain will be considered present at the meeting, but since they are not affirmative votes for the matter they will have the same effect as votes against the matter. Broker non-votes are not counted as present.

PRINCIPAL SHAREHOLDERS

     The following table contains certain information as to all entities which, to the knowledge of the Company, were the beneficial owners of 5% or more of the outstanding shares of Common Stock as of February 28, 2001 (unless otherwise noted). Except as noted below, each such entity has sole voting and investment power with respect to the shares set forth:

NAME AND ADDRESS OF BENEFICIAL OWNER                      AMOUNT BENEFICIALLY OWNED    PERCENT OF CLASS
------------------------------------                      -------------------------    ----------------
Loews Corporation ("Loews")...........................           159,457,480               87.01%
667 Madison Avenue
New York, New York 10021

     Because Loews holds more than a majority of the outstanding Common Stock of CNA, Loews has the power to approve matters submitted for consideration at the Annual Meeting without regard to the votes of the other Stockholders. Loews intends to vote FOR the election of management's nominees for the Board of Directors, FOR the approval of the amendment to the CNA Financial 2000 Incentive Compensation Plan and FOR ratification of the appointment of Deloitte & Touche LLP as the Company's independent auditors. There are no agreements between CNA and Loews with respect to the election of CNA Directors or Officers or with respect to the other matters to come before the meeting.

DIRECTOR AND OFFICER HOLDINGS

     The following table sets forth certain information as to the shares of Common Stock beneficially owned by each Director and nominee, and each Executive Officer named in the Summary Compensation Table below, and by all Executive Officers and Directors of the Company as a group as of February 28, 2001 (shares of Loews Corporation common stock have been adjusted to reflect a stock split effective March 21, 2001), based on data furnished by them:

                                             SHARES OF THE        SHARES OF LOEWS          SHARES OF CNA
                                               COMPANY'S            CORPORATION        SURETY CORPORATION(1)
                                              COMMON STOCK          COMMON STOCK           COMMON STOCK
                  NAME                     BENEFICIALLY OWNED    BENEFICIALLY OWNED     BENEFICIALLY OWNED
                  ----                     ------------------    ------------------    ---------------------
Antoinette Cook Bush.....................            600                      0                    0
Dennis H. Chookaszian....................        404,031                  8,000               20,000
Robert V. Deutsch........................        116,250(2)                   0                    0
Ronald L. Gallatin.......................          6,000                      0                    0
Robert P. Gwinn..........................            921                      0                    0
Walter L. Harris.........................          1,500                      0                    0
Bernard L. Hengesbaugh...................        450,942(3)                   0                2,500
Jonathan D. Kantor.......................         24,483(4)                   0                    0
Walter F. Mondale........................            900                      0                    0
Edward J. Noha...........................          1,350                  3,000                    0
Joseph Rosenberg.........................         10,000                      0                    0
Thomas F. Taylor.........................        172,509(5)                 400               10,000
James S. Tisch...........................              0              2,665,000(6)                 0
Laurence A. Tisch........................              0             20,275,996(7)                 0
Preston R. Tisch.........................              0             32,957,996(8)                 0
Marvin Zonis.............................            150                      0                    0
All Officers and Directors as a group (16
  persons including those listed
  above).................................      1,189,636             55,910,392               32,500

---------------

(1) CNA, through its subsidiaries, owns approximately 64% of CNA Surety Corporation.

(2) Includes 6,250 shares issuable upon the exercise of options granted under the CNA Financial Corporation 2000 Incentive Compensation Plan (as hereinafter described) which are currently exercisable.

(3) Includes 13,750 shares issuable upon the exercise of options granted under the CNA Financial Corporation 2000 Incentive Compensation Plan (as hereinafter described) which are currently exercisable.

(4) Includes 3,000 shares issuable upon the exercise of options granted under the CNA Financial Corporation 2000 Incentive Compensation Plan (as hereinafter described) which are currently exercisable.

(5) Includes 8,250 shares issuable upon the exercise of options granted under the CNA Financial Corporation 2000 Incentive Compensation Plan (as hereinafter described) which are currently exercisable. Mr. Taylor's employment with the Company terminated on February 28, 2001.

(6) Includes 5,000 shares issuable upon the exercise of options granted under a stock option plan which are currently exercisable. Also includes 2,500,000 shares held by a trust of which Mr. J. S. Tisch is the managing trustee and beneficiary. In addition, 100,000 shares are held by a charitable foundation as to which Mr. J. S. Tisch has shared voting and investment power.

(7) Includes 4,000,000 shares held of record by the wife of Mr. L. A. Tisch. Also includes 1,658,000 shares held by Mr. L. A. Tisch as trustee of a trust for the benefit of his wife, as to which he has sole voting and investment power. Does not include an aggregate of 10,385,760 shares beneficially owned by Andrew H.

     Tisch, Daniel R. Tisch, James S. Tisch and Thomas J. Tisch, each of whom is a son of Mr. L. A. Tisch. Such shares were reported in a Schedule 13D filed with the Securities and Exchange Commission by Mr. L. A. Tisch and his sons which stated that the filing persons were filing jointly solely for information purposes because of their family relationships. However, they did not affirm that they constituted a "group" for any purpose, and each such person expressly disclaimed beneficial ownership of any shares beneficially owned by any other such person.

(8) Includes 5,755,188 shares held of record by the wife of Mr. P. R. Tisch. Also includes 2,914,812 shares held by Mr. P. R. Tisch as trustee of a trust for the benefit of his wife, as to which he has sole voting and investment power.

     Each holding represents less than 1% of the outstanding shares of Common Stock. For information with respect to the stock holdings of Loews, see "Principal Shareholders" above.

                             ELECTION OF DIRECTORS
                                (PROPOSAL NO. 1)

     The By-Laws provide that the number of Directors that shall constitute the whole Board shall be not greater than thirteen nor fewer than eleven. The Directors shall be elected at the Annual Meeting of Stockholders and each Director elected shall hold office until the next annual meeting of Stockholders and until his successor is elected and qualified. Directors need not be Stockholders. Unless authority to do so is withheld, the persons named in the enclosed proxy intend to vote the shares represented by the proxies given to them for the eleven nominees hereinafter named. All Directors except Mr. Harris were elected at the last Annual Meeting of Stockholders.

     Should any nominee or nominees become unavailable, the proxy holders will vote for the nominee or nominees designated by the Board of Directors. The Board of Directors has no reason to believe that any of the nominees will become unavailable.

     Set forth below is the name, principal occupation and business experience during the past five years and certain other information for each nominee:

     ANTOINETTE COOK BUSH, Executive Vice President of Northpoint Technology, Ltd./BroadwaveUSA, Inc. since April 2000. From 1993 until April 2000, Partner, Skadden, Arps, Slate, Meagher & Flom, Washington, D.C. Ms. Bush was Senior Counsel of the United States Senate Committee on Commerce, Science and Transportation-Majority Staff from January 1991 to October 1993. She has been a Director since 1993. She is a member of the Executive, Finance and Audit Committees and Chairperson of the Incentive Compensation Committee. Age 44.

     DENNIS H. CHOOKASZIAN, Director of mPower Advisors, L.L.C. (online investment advisory service) since November, 1999, and Chairman of the Executive Committee of CNA since February 1999. Prior to February 2001, Mr Chookaszian had also been chief executive officer and chairman of the board of mPower since November 1999. He served as Chairman of the Board and Chief Executive Officer of the CNA insurance companies from September 1992 until February, 1999. He is a Director of Loews. He serves on the Finance Committee of the Company. Mr. Chookaszian has served as a Director since 1990. Age 57.

     RONALD L. GALLATIN, independent consultant. Until his retirement on December 31, 1995, Mr. Gallatin served as a Managing Director of Lehman Brothers, Inc., where he was a member of the firm's Operating Committee and its director of Corporate Strategy and Product Development. He is a director of RTI International Metals, Inc. and The First Mexico Income Fund N.V. He is a member of the Audit, Executive, Finance and Incentive Compensation Committees. Mr. Gallatin was elected as a Director in February of 2000. Age 55.

     WALTER L. HARRIS, President and Chief Executive Officer, Tanenbaum-Harber Co. Inc. & affiliates since 1980. He is a member of the Audit, Executive and Finance Committees. He is a director of Metropolitan National Bank and American Progressive Life & Health Insurance Company. Mr. Harris was elected as a Director in February of 2001. Age 49.

     BERNARD L. HENGESBAUGH, Chairman of the Board and Chief Executive Officer of the CNA insurance companies since February 1999. Mr. Hengesbaugh was elected Executive Vice President and Chief Operating Officer of the CNA insurance companies in February 1998. From 1990 until 1998, he was Senior Vice President of the CNA insurance companies. Prior thereto, Mr. Hengesbaugh had been a Vice President of the CNA insurance companies since 1980. He is a member of the Executive and Finance Committees. Mr. Hengesbaugh was elected as a Director in February of 1999. Age 54.

     EDWARD J. NOHA, Chairman of the Board of CNA since September 1992. Prior to that time and since February 1975, he was Chairman of the Board and Chief Executive Officer of the CNA insurance companies. He serves on the board of Loews. He is a member of the Executive and Finance Committees. Mr. Noha has served as a Director since 1975. Age 73.

     JOSEPH ROSENBERG, Chief Investment Strategist of Loews since 1995. Prior to that, he was Chief Investment Officer of Loews since August 1973. He serves on the Executive and Finance Committees. He has been a Director since August 1995. Age 67.

     JAMES S. TISCH, President and Chief Executive Officer of Loews since January 1999. Prior to that, he was President and Chief Operating Officer of Loews from October 18, 1994 to January 1999. He is a Director of Loews, Vail Resorts, Inc., Baker, Fentress & Company and Chairman of the Board and Chief Executive Officer of Diamond Offshore Drilling, Inc. He is Chairman of the Finance Committee and serves on the Executive Committee. Mr. Tisch has served as a Director since 1985. Age 48.

     LAURENCE A. TISCH, Co-Chairman of the Board of Loews since January 1999. He is the Chief Executive Officer of CNA. He is a director of Automatic Data Processing, Inc. and Bulova Corporation ("Bulova"). Prior to 1999, Mr. Tisch had been Co-Chairman of the Board and Co-Chief Executive Officer of Loews since 1994. Mr. Tisch has served as a Director since 1974 and is a member of the Executive and Finance Committees. Age 78.

     PRESTON R. TISCH, Co-Chairman of the Board of Loews since January 1999. Prior to 1999, he was Co-Chairman of the Board and Co-Chief Executive Officer of Loews since 1994. Mr. Tisch served as Postmaster General of the United States from August 15, 1986 to February 26, 1988. Prior thereto he had served as President and Chief Operating Officer of Loews. He is a director of Bulova and Hasbro, Inc. Mr. Tisch served as a Director of CNA from 1974 to 1986 and was reelected a Director in May of 1988. He serves on the Executive and Finance Committees. Age 74.

     MARVIN ZONIS, Professor of International Political Economy at the Graduate School of Business of the University of Chicago since 1989. Principal of Marvin Zonis & Associates, Inc. He has been a Director since 1993. He is Chairman of the Audit Committee and serves on the Incentive Compensation, Executive and Finance Committees. Age 64.

COMMITTEES AND MEETINGS

     The Company has an Audit, Incentive Compensation, Executive and Finance Committee. The Company does not have a Nominating Committee.

     The Incentive Compensation Committee administers the CNA Financial Corporation 2000 Incentive Compensation Plan.

     The Board of Directors, and Audit and Finance Committees met four times in 2000. The Incentive Compensation Committee met twice. All of the current Directors attended at least 75% of each of the Board of Directors meetings and the committees of the Board on which each such director serves.

AUDIT COMMITTEE REPORT

     The role of the Audit Committee is to assist the Board of Directors with the responsibility of administering corporate policy in matters of accounting and control in its oversight of the Company's financial reporting process. (The Board of Directors, in its business judgment, has determined that all members of the Committee are "independent", as required by applicable listing standards of the New York Stock Exchange. The Committee operates pursuant to a Charter that was adopted by the Board on May 11, 2000 and ratified on February 14, 2001, a copy of which is attached to this Proxy Statement as Appendix A). As set forth in the

Charter, management of the Company is responsible for the preparation, presentation and integrity of the Company's financial statements, the Company's accounting and financial reporting principles and internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The Audit Committee functions as the liaison with the Company's independent auditors and internal audit. The independent auditors are responsible for auditing the Company's financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States of America. The Committee met four times in 2000. The Committee also met four times with the independent auditors in independent sessions.

     In the performance of its oversight function, the Committee has considered and discussed the audited financial statements with management and the independent auditors. The Committee has also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as currently in effect. Finally, the Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as currently in effect, has also received written confirmations from management with respect to information technology consulting services relating to financial information systems design and implementation and internal audit services provided by the auditors and has considered whether the provision of such services by the independent auditors to the Company is compatible with maintaining the auditor's independence. The Committee has discussed with the independent auditors the auditors' independence.

     The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including in respect of auditor's independence. Members of the Committee rely without independent verification on the information provided to them and on the representations made by management and the independent auditors. Accordingly, the Audit Committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal control procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions referred to above do not assure that the audit of the Company's financial statements has been carried out in accordance with auditing standards generally accepted in the United States of America, that the financial statements are presented in accordance with generally accepted accounting principles or that the Company's auditors are in fact "independent".

     Based upon the reports and discussions described in this report, and subject to the limitations on the role and responsibilities of the Committee referred to above and in the Charter, the Committee recommended to the Board that the audited financial statements be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2000 to be filed with the Securities and Exchange Commission and determined that the provision of non-audit services by Deloitte & Touche to the Company in 2000 was not incompatible with maintaining the independence of Deloitte & Touche LLP in its audit of the Company.

                        SUBMITTED BY THE AUDIT COMMITTEE
                      OF THE COMPANY'S BOARD OF DIRECTORS

                              Antoinette Cook Bush
                               Ronald L. Gallatin
                                Robert P. Gwinn
                                Walter L. Harris
                               Walter F. Mondale
                           Marvin Zonis (Chairperson)

DIRECTOR COMPENSATION

     CNA directors who are not employees of CNA or any of its subsidiaries received an annual retainer in 2000 of $25,000. In addition, members of committees received the following annual retainers: Finance, $4,000, Executive, $4,000, Incentive Compensation, $3,000 (Chairperson receives $4,000) and Audit, $5,000 (Chairperson receives $7,500). Messrs. Chookaszian and Hengesbaugh do not receive director retainer fees. Directors are reimbursed for necessary and reasonable travel expenses incurred in attending meetings.

     Pursuant to a Continuing Service Agreement with CNA, expiring on September 20, 2002, Mr. Noha (or his estate in the event of his death) is paid a fee at the rate of $1,570,000 per annum reduced by the retirement benefits payable to Mr. Noha under his Employment Agreement and the CNA Retirement Plan and CNA Supplemental Executive Retirement Plan (the "SERP"). During the last fiscal year, services provided by Mr. Noha under this Agreement consisted of providing the assistance and advice as delineated in the Agreement and promoting and assisting the Company with respect to its position in the Chicago business community. In this regard, Mr. Noha served as a member of numerous organizations including Chairman of the State Government Accountability Council, Chairman of the Chicago Manufacturing Center, Chairman of the Economic Development Commission of the City of Chicago, Chairman of the NIST Manufacturing Extension Partnership National Advisory Board and member of the Illinois Business Roundtable.

     On February 9, 1999 Mr. Chookaszian retired from the position of Chairman and Chief Executive Officer of CNA insurance companies and subsequently was elected Chairman of the Executive Committee of the Company. The Company entered into a Continuing Service Agreement (the "Agreement") with Mr. Chookaszian, for an initial term beginning April 1, 1999 and ending September 19, 2008. During the service period Mr. Chookaszian shall provide such services to the Company as the Chief Executive Officer of CNA insurance companies may reasonably request including assistance with strategic initiatives and industry trade association activities. The Agreement provides Mr. Chookaszian with a Consulting Fee of $2,722,708 per year reduced by the retirement benefits payable to Mr. Chookaszian under the CNA Retirement Plan and SERP. Beginning September 19, 2008, Mr. Chookaszian shall receive a SERP benefit which will credit him with 32 years of service. The SERP benefit will be reduced by his CNA Retirement Plan benefit. In the event of death prior to 2008, Mr. Chookaszian's estate shall be entitled to supplemental survivor benefit payments at the rate equal to $1,300,000 per year reduced by the CNA Retirement Plan benefit and the SERP benefit. The Agreement requires Mr. Chookaszian to maintain the confidentiality of information concerning the Company's business during the term of the Agreement with the Company and at all times thereafter and also contains covenants under which Mr. Chookaszian shall not compete with any of the Company's businesses for specified periods of time.

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following table includes compensation paid by the Company and its subsidiaries for services rendered in all capacities for the years indicated for the Chief Executive Officer and other most highly compensated executive officers of the Company as of December 31, 2000:

                           SUMMARY COMPENSATION TABLE

                                                  ANNUAL COMPENSATION            LONG-TERM COMPENSATION
                                                  --------------------   --------------------------------------
                                                                                 AWARDS              PAYOUTS
                                                                         -----------------------   ------------
                                                                         RESTRICTED   SECURITIES
                                        FISCAL                             STOCK      UNDERLYING    LONG-TERM        ALL OTHER
     NAME AND PRINCIPAL POSITION         YEAR     SALARY(a)   BONUS(b)    AWARD($)    OPTIONS(#)   COMPENSATION   COMPENSATION(c)
     ---------------------------        ------    ---------   --------   ----------   ----------   ------------   ---------------
Laurence A. Tisch(d)..................   2000           --          --          --          --              --       $ 33,000(e)
  Chief Executive Officer of             1999           --          --          --          --              --         33,000(e)
  CNA Financial Corporation              1998           --          --          --          --              --         26,000(e)
Bernard L. Hengesbaugh................   2000     $950,000    $923,400          --      55,000              --       $ 39,900
  Chairman of the Board &                1999      966,346     950,000(g)        --     55,000              --         72,017
  Chief Executive Officer                1998(f)   684,423     750,000(g)        --         --      $   42,500(h)      28,746
  CNA Insurance Companies
Thomas F. Taylor(i)...................   2000     $676,250    $552,800          --      33,000              --       $ 29,190
  Executive Vice President               1999      603,846          --          --      33,000      $1,627,327(j)      25,361
  Property Liability                     1998      539,615     250,000          --          --         600,000         22,664
  CNA Insurance Companies
Robert V. Deutsch(k)..................   2000     $550,000    $594,000          --      25,000              --       $111,281(m)
  Executive Vice President &             1999      179,808     450,000    $365,300(l)   25,000              --          3,554
  Chief Financial Officer
  CNA Insurance Companies
Jonathan D. Kantor....................   2000     $500,000    $400,000          --      12,000              --       $ 21,678
  Executive Vice President,              1999      500,027     375,000          --      12,000              --         21,000
  General Counsel & Secretary            1998      500,000     400,000          --          --              --         24,231
  CNA Insurance Companies

---------------
(a) Base salary includes compensation deferred under the CNA Savings and Capital Accumulation Plan (the "S-CAP") and the CNA Supplemental Executive Savings and Capital Accumulation Plan (the "SES-CAP").

(b) Amounts disclosed are for bonus awards earned and accrued in the year indicated under the Company's Annual Incentive Plan and supplemental bonus plan hereinafter described. Bonus awards are typically paid in March of the following year unless deferred.

(c) Represents amounts contributed or accrued to the named officers under the S-CAP and the SES-CAP.

(d) Mr. Tisch does not receive a salary from the Company. CNA reimburses Loews for Mr. Tisch's services, as well as other Loews officers and executives, pursuant to the Services Agreement described below under "Certain Transactions." The Loews reimbursement for Mr. Tisch's services to CNA was $96,427 annually for 2000, 1999, and 1998.

(e) Represents director fees paid to Mr. Tisch. He is not a participant in the S-CAP or the SES-CAP.

(f) Mr. Hengesbaugh's compensation from January 1, 1997 through February 4, 1998 was paid to him as Senior Vice President of CNA insurance companies.

(g) In 1999, Mr. Hengesbaugh's bonus award was deferred. In 2000, Mr. Hengesbaugh was awarded a $750,000 retention recognition award, of which $460,000 was deferred, pursuant to the terms of his promotion.

(h) Represents payout under the Incentive Compensation Plan for Certain Executive Officers.

(i)  Mr. Taylor's employment with the Company terminated on February 28, 2001.

(j) Represents a Business Unit Long-Term Incentive Award of $1,627,327, granted prior to Mr. Taylor's promotion to Executive Vice President, of which $341,973 was deferred.

(k) Mr. Deutsch was employed by the Company effective August 16, 1999. Consequently, he received no compensation during 1998.

(l) Mr. Deutsch was awarded a restricted stock grant of 10,000 shares upon commencement of employment. The 10,000 shares vest in four equal parts beginning December 31, 2000.

(m) Includes $95,289 of travel and other related expenses paid in 2000.

     The following table includes individual grants of stock options awarded by the Company for services rendered in all capacities for the Chief Executive Officer and other most highly compensated executive officers of the Company as of December 31, 2000:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                                                                        POTENTIAL REALIZABLE
                                                                                          VALUE AT ASSUMED
                                                                                           ANNUAL RATES OF
                                                                                       STOCK APPRECIATION FOR
                                               INDIVIDUAL GRANTS                             OPTION TERM
                            --------------------------------------------------------   -----------------------
                             NUMBER OF     % OF TOTAL
                            SECURITIES      OPTIONS
                            UNDERLYING     GRANTED TO
                              OPTIONS     EMPLOYEES IN   EXERCISE PRICE   EXPIRATION
           NAME             GRANTED (a)   FISCAL YEAR    (PER SHARE)(b)      DATE        5%($)        10%($)
           ----             -----------   ------------   --------------   ----------     -----        ------
Laurence A. Tisch(c)......        --            --               --               --           --           --
Bernard L. Hengesbaugh....    55,000          17.3%          $32.03       05/12/2010   $1,107,892   $2,807,616
Thomas F. Taylor(d).......    33,000          10.4%          $32.03       05/12/2010      664,735    1,684,570
Robert V. Deutsch.........    25,000           7.9%          $32.03       05/12/2010      503,587    1,276,189
Jonathan D. Kantor........    12,000           3.8%          $32.03       05/12/2010      241,722      612,571

---------------

(a) Options vest in cumulative installments of 25% on each anniversary of the date of grant, such that the options are fully exercisable on or after four years from the date of grant.

(b) The exercise price shown for individual optionees is the fair market value of the Company's common stock on the date of grant (calculated as the average of its high and low sales prices on that date reported on the New York Stock Exchange Composite Tape).

(c)  Mr. Tisch did not receive a stock option grant in 2000.

(d) Mr. Taylor's employment with the Company terminated on February 28, 2001.

     The following table includes information concerning the exercise of stock options during the last completed fiscal year for the Chief Executive Officer and other most highly compensated executive officers of the Company as of December 31, 2000:

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                        AND FISCAL YEAR-END OPTION VALUE

                                                                  NUMBER OF SECURITIES           VALUE OF UNEXERCISED
                                      SHARES                     UNDERLYING UNEXERCISED         IN-THE-MONEY OPTIONS AT
                                     ACQUIRED      VALUE     OPTIONS AT FISCAL YEAR END(#)       FISCAL YEAR END($)(a)
                                    ON EXERCISE   REALIZED   ------------------------------   ---------------------------
               NAME                     (#)         ($)      EXERCISABLE     UNEXERCISABLE    EXERCISABLE   UNEXERCISABLE
               ----                 -----------   --------   ------------    --------------   -----------   -------------
Laurence A. Tisch(b)..............    --           --           --               --              --             --
Bernard L. Hengesbaugh............        0           0         13,750           96,250         $50,325       $520,575
Thomas F. Taylor(c)...............        0           0          8,250           57,750         $30,195       $312,345
Robert V. Deutsch.................        0           0          6,250           43,750         $13,875       $209,625
Jonathan D. Kantor................        0           0          3,000           21,000         $10,980       $113,580

---------------
(a) Value is based on the closing price of Company common stock on December 29, 2000 minus the exercise price.

(b) Mr. Tisch did not receive stock options under the plan.

(c)  Mr. Taylor's employment with the Company terminated on February 28, 2001.

EMPLOYMENT CONTRACTS

     Each of Messrs. Hengesbaugh and Deutsch currently has an employment agreement with the Company effective through December 31, 2002 unless their employment is terminated earlier. Mr. Taylor's employment agreement was terminated effective February 28, 2001. The employment agreements of Messrs. Hengesbaugh, Taylor and Deutsch shall hereafter be collectively referred to as the "Employment Agreements". The Employment Agreements provide that each of these executive officers will serve the Company at annual salary rates which are currently $950,000 and $550,000 for Messrs. Hengesbaugh and Deutsch, respectively. At the time of the termination of his employment with the Company, Mr. Taylor was compensated at an annual salary rate of $682,500 under the terms of his Employment Agreement. Mr. Hengesbaugh's and Mr. Deutsch's salaries are subject to annual review by the Incentive Compensation Committee for possible increases. The Employment Agreements also provide that each executive officer will have the opportunity to earn annual incentive compensation under the CNA Financial Corporation 2000 Incentive Compensation Plan (the "Incentive Compensation Plan") if certain annual net operating income targets are met. As currently defined in the Incentive Compensation Plan, net operating income is calculated on an after-tax basis and excludes realized investment gains or losses. If the amendment to the Incentive Compensation Plan described below is approved, the Company's Incentive Compensation Committee will determine the definition of net operating income for these targets on an annual basis. The annual incentive compensation amounts are capped at 200% of salaried compensation for each of these executive officers. Pursuant to the terms of the Incentive Compensation Plan, Messrs. Hengesbaugh and Deutsch each have been or will be awarded annual stock grants of 55,000 and 25,000 shares, respectively, during each of 2000, 2001 and 2002 subject to company and individual performance. Mr. Deutsch's cash award under the Incentive Compensation Plan was or will be targeted at $160,000 for each of the 2000 - 2002, 2001 - 2003 and 2002 - 2004 performance cycles and guaranteed at $160,000 for the 2000 - 2001 cycle. For assuming the role as the Company's Senior Vice President and Chief Financial Officer, Mr. Deutsch also received a one-time award of 10,000 restricted shares of the Company's common stock which vests in four equal installments beginning on December 31, 2000. The unvested portion of Mr. Deutsch's shares will vest immediately if he is terminated without cause, Mr. Deutsch terminates his employment for good reason or the Company fails to renew his Employment Agreement. Under his Employment Agreement, Mr. Hengesbaugh's salary amounts and annual cash incentive compensation amounts are considered eligible compensation for purposes of SES-CAP Company matching contributions.

     The Employment Agreements also include certain provisions that are effective if the executive officer's employment is terminated by the executive officer for "good cause" or by the Company other than for "cause" (each as defined in the Employment Agreements). In Mr. Hengesbaugh's case, he will receive 300% of his salary for each of three years following the termination. Under such circumstances, Mr. Deutsch will receive a payment equal to 100% of his total compensation (salary in effect on the date of termination, targeted annual incentive compensation, targeted Incentive Compensation Plan cash award and an amount using a modified Black-Scholes methodology which values the options to be awarded under the Incentive Compensation Plan at 48% of the fair market value of the average of the high and low sales price for the Company's Common Stock on the date of termination) for each of three years following his termination. Mr. Taylor's employment agreement contained a similar provision which is now being implemented, providing for payments through February 28, 2003 equal on an annual basis to 100% of what would have been his total compensation. Additionally, the Employment Agreements include a provision requiring the Company to pay the executive officer the amounts described above if such executive officer's Employment Agreement is not renewed at the end of the term of the Employment Agreement.

     The Company also agreed to pay each executive officer an amount necessary to reimburse him, on an after-tax basis, for any excise tax due as a result of any payment under the Employment Agreements being treated as an "excess parachute payment" under Section 280G of the Internal Revenue Code.

     Mr. Taylor's and Mr. Deutsch's Employment Agreements also contain provisions relating to pension enhancements. Because Mr. Taylor's Employment Agreement with the Company terminated on February 28, 2001, he will be eligible for an enhanced pension benefit. The enhanced pension benefit provides that in addition to the CNA Retirement Plan and SERP benefits, beginning February 28, 2003 Mr. Taylor will receive a monthly payment for the remainder of his life in an amount such that the present value of the payments equals $2,000,000. Mr. Deutsch's pension enhancement, provided from the SERP, is in the form of ten additional years of credited service to be earned pro rata over four years of Company service. The unvested portion of Mr. Deutsch's pension enhancement shall vest immediately if he is terminated without cause, Mr. Deutsch terminates his employment for good reason or the Company fails to renew his Employment Agreement.

     The Employment Agreements contain provisions, effective during the period of employment and for varying time periods thereafter as described below, relating to non-competition with the Company's business (24 months), non-disclosure of confidential information (no time limit), non-solicitation of the Company's or its subsidiaries' employees or officers (36 months), non-interference with the Company's or its subsidiaries business or relationships (36 months) and assistance with claims of the Company and its subsidiaries (60 months except in Mr. Hengesbaugh's case, 36 months). If Mr. Deutsch voluntarily resigns, he will be bound by the non-competition, non-solicitation and non-interference provisions for as many months as the Company pays him an amount equal to 1.5 times his monthly compensation (as described in the third paragraph above) in the case of the non-competition provision and 1.5 times the number of months of such payments in the case of the non-solicitation and non-interference provisions. The Employment Agreements are not assignable by either party, but are binding upon successors of the Company.

RETIREMENT PLANS

     CNA sponsors funded, tax qualified retirement plans for salaried employees, including executive officers (the "Qualified Plans") and unfunded, non-qualified equalization plans (the "Non-Qualified Plans") which provide for accruals and contributions not available under the tax-qualified plans. The following description of the Qualified Plans also gives effect to the Non-Qualified Plans. The Qualified Plans and the Non-Qualified Plans both include defined contribution plans and a defined benefit plan. The qualified and non-qualified defined contribution plans are the CNA Savings and Capital Accumulation Plan (the "S-CAP") and the CNA Supplemental Executive Savings and Capital Accumulation Plan (the "SES-CAP"), respectively. The qualified and non-qualified defined benefit plans are the CNA Retirement Plan and the CNA Supplemental Executive Retirement Plan (the "SERP"), respectively.

     Prior to 2000, the CNA Retirement Plan provided a normal retirement pension equal to 2% of a participant's final average compensation times his first 25 years of participation in the plan, plus .6667% of his final average compensation times his next 15 years of participation, with the total reduced by 1.4% of his social security benefit. In 2000, the CNA Retirement Plan was amended and employees of Continental Casualty Company ("CCC") who were employed at December 31, 1999 and were still employed on April 24, 2000 were required to make a choice regarding their future accruals in this plan. Employees were given two choices: (1) to continue earning additional benefits under the formula described above, or (2) to convert the present value of their accrued benefit as of December 31, 1999 to an accrued pension account, which is credited with interest at a rate based on 30 year treasury securities.

     Employees who elected to forego earning additional benefits in the CNA Retirement Plan and all employees hired by CCC on or after January 1, 2000 receive an annual basic company contribution to the S-CAP of 3% or 5% of their eligible compensation, depending on their age. In addition these employees are eligible to receive discretionary annual performance contributions of up to 2% of eligible compensation and an additional company match of up to 80% of the first 6% of salary contributed by the employee. All eligible employees, regardless of their choice, are entitled to a 70% Company matching contribution to the S-CAP on the first 6% of eligible compensation contributed by the employee. The Company matching contribution rates for employees during the first year of service are 50% of the foregoing.

     All salary amounts and annual cash incentive compensation amounts are considered eligible compensation for purposes of the CNA Retirement Plan, the SERP, and for basic and performance contributions to the S-CAP and SES-CAP. Only salary is considered eligible compensation for purposes of Company matching contributions to the S-CAP and SES-CAP.

     The executive officers listed below all chose to continue to accrue benefits under the CNA Retirement Plan and SERP.

                               PENSION PLAN TABLE

       AVERAGE                                 YEARS OF CREDITED SERVICE
        ANNUAL          ------------------------------------------------------------------------
     COMPENSATION          15             20              25              30              35
     ------------       --------      ----------      ----------      ----------      ----------
$ 400,000.............  $116,129      $  154,839      $  193,549      $  205,593      $  217,636
   600,000............   176,129         234,839         293,549         312,260         330,970
   800,000............   236,129         314,839         393,549         418,927         444,304
 1,000,000............   296,129         394,839         493,549         525,594         557,638
 1,200,000............   356,129         474,839         593,549         632,261         670,972
 1,400,000............   416,129         554,839         693,549         738,928         784,306
 1,600,000............   476,129         634,839         793,549         845,595         897,640
 1,800,000............   536,129         714,839         893,549         952,262       1,010,974
 2,000,000............   596,129         794,839         993,549       1,058,929       1,124,308
 2,200,000............   656,129         874,839       1,093,549       1,165,596       1,237,642
 2,400,000............   716,129         954,839       1,193,549       1,272,263       1,350,976
 2,600,000............   776,129       1,034,839       1,293,549       1,378,930       1,464,310
 2,800,000............   836,129       1,114,839       1,393,549       1,485,597       1,577,644

     The amounts in the table reflect deductions for estimated Social Security payments.

     Mr. Deutsch, Mr. Hengesbaugh, Mr. Taylor and Mr. Kantor have four, twenty, eight and six years of credited service, respectively.

     The following table includes information concerning long-term incentive cash awards made in 2000 to the Chief Executive Officer and other most highly compensated executive officers of the Company:

                   LONG-TERM INCENTIVE PLAN -- AWARDS IN 2000

                                                                   ESTIMATED FUTURE PAYOUTS(1)
                                                                ---------------------------------
                  NAME                    PERFORMANCE PERIOD    THRESHOLD     TARGET     MAXIMUM
                  ----                    ------------------    ---------     ------     --------
Laurence A. Tisch(a)....................      2000-2002               --           --          --
Bernard L. Hengesbaugh(a)...............      2000-2002               --           --          --
Thomas F. Taylor(b).....................      2000-2002         $102,375     $204,750    $409,500
Robert V. Deutsch.......................      2000-2002           80,000      160,000     320,000
Jonathan D. Kantor......................      2000-2002           28,150       56,300     112,600

---------------
(a) Messrs. Tisch and Hengesbaugh did not receive a Long-Term Incentive Plan Award in 2000.

(b) Mr. Taylor's employment agreement was terminated effective February 28, 2001.

(1) The long-term incentive cash awards are made under the Incentive Compensation Plan, which is administered by the Incentive Compensation Committee. The long-term incentive cash awards are generally granted annually and are earned based on net income targets or other selected corporate financial goals for three-year performance periods and will become payable only to the extent that specified performance goals are achieved. The payouts can vary from 0% to 200% of the original target based on the attainment of performance goals. Only awards related to the 2000-2002 performance cycle are included in this table.

              BOARD OF DIRECTORS REPORT ON EXECUTIVE COMPENSATION

CERTAIN EXECUTIVE OFFICERS

     The Board of Directors believes that the future success of the Company and its subsidiaries is dependent upon the quality of management, and that compensation programs are important in attracting and retaining individuals of superior ability and motivating their efforts on behalf of the Company and its business interests.

     Under Section 162(m) of the Internal Revenue Code and certain regulations thereunder (together "the Code") the amount of compensation paid by a publicly-held corporation to its five most highly compensated executive officers during any year that may be deductible for federal income tax purposes is limited to $1,000,000 per person per year except that compensation that is "qualified performance-based compensation" will be deductible.

     To the extent the Company's compensation policy can be implemented in a manner that maximizes the deductibility of compensation paid by the Company, the Board of Directors will seek to do so. Accordingly, in 2000, the Company adopted the Incentive Compensation Plan, which is designed to qualify the amounts paid from time to time thereunder to certain of the Corporation's Executive Officers as "qualified performance-based compensation" under Section 162(m) of the Code.

GENERAL

     The Company's compensation program is designed to recognize individual performance and contribution to CNA. This pay-for-performance philosophy is used to reward employees whose work meets or exceeds CNA's standards of quality and value-added customer service. It is CNA's objective to have a compensation policy that is internally equitable and externally competitive, rewards executives for long term strategic management, supports a performance-oriented environment that stresses attainment of corporate goals and individual expectations, and attracts and retains key executives critical to the Company's long term success.

     The Chairman and Chief Executive Officer of the CNA insurance companies establishes the compensation for the other senior executives ("Senior Executives"). (As used herein, "Senior Executives" does not include the Chairman and Chief Executive Officer, the Executive Vice President Property Liability and the Chief Financial Officer). He is assisted in developing the compensation plan by the Company's Human Resources staff. The Human Resources staff is aided by an independent nationally recognized compensation consulting organization. Information is obtained regarding the Company's competitor group of companies. The competitor group of companies are within the property/casualty insurance industry and include two of the three companies in the Standard & Poor's Multi-Line Insurance Index (see "Stock Price Performance Graph" below.) These companies represent the organizations against which CNA competes for key executives. This information, in conjunction with performance judgments as to past and expected future contributions of the individual, is used to develop an annual compensation plan. The Human Resources staff periodically reviews the overall competitiveness of the salary plan with independent compensation consultants. Because CNA uses this market pricing approach to determine appropriate pay levels, CNA does not use formal salary ranges, with attendant minimums, midpoints and maximums to determine pay levels or annual increase amounts. In 2000, the Senior Executives were provided total compensation opportunities that approximated the 50(th) percentile of total compensation opportunities for comparable individuals at the Company's peer group of competitors.

     The Company has adopted an Annual Incentive Bonus Plan for its Senior Executives, the awards for which are determined by performance compared to preset goals in one or both of two categories: Shared Goals and Individual Goals. Generally, the pre-set goals have been developed to be quantifiable or definable to the extent possible. The percentage is based, among other factors, on comparative salary data as described above. Final approval of bonus payments is made by the Chairman and Chief Executive Officer of the CNA insurance companies. The Company reserves the right to make discretionary changes to the award amounts and reserves the right to eliminate these bonuses, uniformly, due to adverse financial conditions. In determining the annual incentive awards for 2000, the Chairman and Chief Executive Officer of the CNA insurance companies evaluated Company and business unit performance and individual performance against the pre-set goal categories. Based upon his evaluation, the 2000 incentive bonuses ranged from 51% to 182% of the incentive targets for the Senior Executives.

     In 1999, the Company adopted the CNA Financial Corporation 2000 Long-Term Incentive Compensation Plan (the "LTIP"). The LTIP was amended by the Board of Directors in February 2000 (and subsequently approved by the stockholders) to merge the Incentive Compensation Plan for Certain Executives with the LTIP to provide an omnibus plan renamed as the CNA Financial Corporation 2000 Incentive Compensation Plan which covers annual, long-term, cash and share-related compensation for certain officers of the Company and its subsidiaries.

     In February 1999, the Chairman and Chief Executive Officer and the then President awarded Supplemental Bonuses payable in March 2001 to the Senior Executives ranging in amounts from $50,000 to $648,000. See "Employment Contracts" above for a description of the Incentive Compensation Awards for Mr. Hengesbaugh.

     As noted in the Summary Compensation Table, Laurence A. Tisch, the Company's Chief Executive Officer, does not receive compensation from the Company. Mr. Tisch is compensated by Loews, of which he is Co-Chairman of the Board. CNA reimburses Loews for services of Mr. Tisch and other officers and executives of Loews pursuant to the Services Agreement described under "Certain Transactions," below.

By the Board of Directors:              Antoinette Cook Bush    Edward J. Noha
                                        Dennis H. Chookaszian   Joseph Rosenberg
                                        Ronald L. Gallatin      James S. Tisch
                                        Robert P. Gwinn         Laurence A. Tisch
                                        Walter L. Harris        Preston R. Tisch
                                        Bernard L. Hengesbaugh  Marvin Zonis
                                        Walter F. Mondale

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     Messrs. L. A. Tisch and B. L. Hengesbaugh, both of whom are Directors of the Company, also serve as officers of the Company or its subsidiaries. In addition, Messrs. Noha and Chookaszian, Directors of the Company, formerly served as officers of the Company or its subsidiaries. Mr. L. A. Tisch, Director and Chief Executive Officer of the Company, also serves as a Director and Co-Chairman of the Board of Loews. See "Certain Transactions," below, for information with respect to transactions between the Company and its subsidiaries, and certain individuals and entities with which they are affiliated.

                              CERTAIN TRANSACTIONS

     Loews makes available to CNA the services of certain officers and executives of Loews. In February 1975 CNA entered into a management services agreement (the "Services Agreement") with Loews which provides that Loews will make available to CNA these services, together with general corporate services, including financial, administrative and management consulting services. Loews is reimbursed on the basis of an allocation of a portion of the salaries and related payroll taxes and benefits of the officers and executives performing the services, in addition to travel and similar expenses incurred. The allocation may be adjusted in the event of any substantial change in the services performed and the Services Agreement may be terminated by CNA or Loews on the last day of any month. The Services Agreement has been reviewed each year since 1975 by CNA's Audit Committee. The last such review took place in February 2001 and the Audit Committee recommended renewal of the Services Agreement for the ensuing fiscal year, calling for a reimbursement allocation of approximately $210,000 per month, which recommendation was accepted by the Board of Directors. Under the Services Agreement CNA reimbursed Loews $2,520,000 for services performed during 2000, and $48,469 for travel and similar expenses incurred during that period. During 2000, Loews or its subsidiaries paid premiums on insurance and administrative services to the CNA insurance companies at standard rates aggregating approximately $5,185,082.

     The Loews ownership of the voting securities of CNA has exceeded 80% since 1980 requiring the inclusion of CNA and its eligible subsidiaries in the consolidated federal income tax returns filed by Loews. Accordingly, following approval by CNA's Audit Committee and Board of Directors, CNA and Loews entered into a tax allocation agreement that provides that CNA will (i) be paid by Loews the amount, if any, by which the Loews consolidated federal income tax liability is reduced by virtue of the inclusion of CNA and its subsidiaries in the Loews consolidated federal income tax return, or (ii) pay to Loews an amount, if any, equal to the federal income tax that would have been payable by CNA, if CNA and its subsidiaries had filed a separate consolidated return. In the event that Loews should have a net operating loss in the future computed on the basis of filing a separate consolidated tax return without CNA and its eligible subsidiaries, CNA may be required to repay tax recoveries previously received from Loews. This agreement may be cancelled by CNA or Loews upon thirty days' prior written notice. In 2000, the inclusion of CNA and its eligible subsidiaries in the consolidated federal tax return of Loews resulted in increased federal income tax liability for Loews. Accordingly, CNA has paid or will pay approximately $64,000,000 to Loews for 2000 under the tax allocation agreement.

     CNA has also reimbursed to Loews or paid directly approximately $11,416,970 for expenses (consisting primarily of salaries and benefits and other out-of-pocket costs) incurred or owed by Loews during 2000 in maintaining investment facilities and services for CNA.

     Pursuant to the terms of the Stock Ownership Plan as hereinafter described, in October of 1998, CNA provided loans to Messrs. Chookaszian, Hengesbaugh, Kantor, and Taylor to assist them with the purchase of common stock of the Company. In March 1999 and August 1999 respectively Messrs. Hengesbaugh and Taylor received additional loans from CNA to purchase additional shares from the Company. Mr. Deutsch received a loan to purchase stock in August of 1999. Interest on the loans extended in October 1998 is 5.39% (5.23% with respect to the loan to Mr. Hengesbaugh in March 1999 and 6.14% with respect to the loans to Mr. Taylor and Mr. Deutsch in August 1999), compounded semi-annually, and will be added to the principal balances until the loans are settled. The term of each loan is 10 years. Messrs. Chookaszian's, Hengesbaugh's, Kantor's and Taylor's loans are unconditional with full recourse against the maker. Mr. Deutsch's loan is non-recourse and is secured by additional collateral. As of March 12, 2001, the outstanding amounts of the loans were as follows: Mr. Chookaszian, $15,927,716, Mr. Hengesbaugh, $17,749,874, Mr. Kantor, $853,239, Mr. Taylor,
$6,433,938; and Mr. Deutsch, $4,083,120.

     CCC, has provided refundment guarantees for the repayment by Samsung Heavy Industries Co., Ltd. ("Samsung") of advances made to it by Hellespont Shipping Corporation ("Hellespont") under four shipbuilding contracts between Hellespont and Samsung in the event that Samsung fails to perform under such contracts. Each guarantee is in the amount of approximately $55.4 million, plus interest at a rate of 8% per annum, and will terminate on acceptance of the three ships by Hellespont, which are currently scheduled for delivery in December 2001, March 2002, May 2002 and September 2002, respectively. Premiums written on these guarantees in 2000 totaled $1.07 million to Western Surety Company of which 28 percent was paid to CCC as a ceding commission. These refundment guarantees were transferred to Western Surety Company through the Quota Share Treaty and are covered by the Excess of Loss Contracts provided by CCC. Majestic

Shipping Corporation, a wholly-owned subsidiary of Loews, owns 49% of Hellespont. Western Surety Company is a downstream subsidiary of CNA Surety Corporation. CNA, through its subsidiaries, owns approximately 64% of CNA Surety Corporation.

     During 2000, the Company and its subsidiaries paid brokerage commissions aggregating approximately $283,453 to a securities firm in which Daniel R. Tisch, a son of Laurence A. Tisch, is a principal shareholder, officer and director. Similar transactions with such firm may be expected to occur in the future.

                         STOCK PRICE PERFORMANCE GRAPH

     The following graph compares the total return of the Company's common stock, the Standard & Poor's 500 Composite Stock Index ("S&P 500") and the Standard & Poor's Multi-Line Insurance Index for the five years ended December 31, 2000. The graph assumes that the value of the investment in the Company's Common Stock and for each Index was $100 on December 31, 1995 and that dividends were reinvested.

                         STOCK PRICE PERFORMANCE GRAPH

-------------------------------------------------------------------------------------------------------
                                      1995        1996        1997        1998        1999        2000
-------------------------------------------------------------------------------------------------------
 CNA FINANCIAL CORP                  100.00       94.27      112.56      106.39      102.92      102.42
-------------------------------------------------------------------------------------------------------
 S&P 500 INDEX                       100.00      122.96      163.98      210.85      255.21      231.98
-------------------------------------------------------------------------------------------------------
 MULTI-LINE INSURANCE                100.00      126.80      193.41      213.07      271.47      381.92
-------------------------------------------------------------------------------------------------------

          APPROVAL OF AN AMENDMENT TO THE INCENTIVE COMPENSATION PLAN
                                (PROPOSAL NO. 2)

     The Board of Directors has adopted, subject to shareholder approval, an amendment to the CNA Financial Corporation 2000 Incentive Compensation Plan (the "Incentive Compensation Plan"). The amendment alters section 4.3. of the Incentive Compensation Plan by: 1) adding several new performance measures; 2) allowing the Incentive Compensation Committee to provide reasonable definitions for the performance measures upon the establishment of the goals; and 3) permitting the Incentive Compensation Committee to make adjustments to the performance measures at the outset of the goals.

     The proposed new permitted performance measures include: customer retention goals; customer satisfaction goals; productivity improvements and attainment of personal objectives with respect to any of the foregoing criteria or other criteria such as growth and profitability, leadership effectiveness, negotiation of transactions and sales or development of long term business goals. The performance measures permitted to be defined by the Incentive Compensation Committee under the amendment include "Net Income" and "Net Operating Income." Accordingly upon approval of the amendment the current definitions of Net Income and Net Operating Income will be deleted. The amendment further provides that the Incentive Compensation Committee may provide for adjustments of the applicable performance measures and may include or exclude items, including but not limited to: realized investment gains and losses; extraordinary, unusual or infrequent items; effects of accounting changes, currency fluctuations, acquisitions, divestitures, reserve strengthening, asbestos and environmental and mass tort losses, or financing activities; expenses for restructuring or productivity initiatives and other non-operating items. The amended Incentive Compensation Plan is appended to this proxy as Appendix B and marked to show the changes from the current Incentive Compensation Plan.

     The Company believes that the proposed amendment of the Incentive Compensation Plan will provide the Incentive Compensation Committee with a more comprehensive list of performance measures from which to choose in determining the appropriate performance measures. Similarly, by eliminating the current definitions of net income and net operating income and permitting the Incentive Compensation Committee to make performance measure adjustments, the Company thinks that the amendment will provide the Incentive Compensation Committee with the flexibility to define those measures each year in ways that are appropriate for the Company's then current circumstances. The Company also expects that the amendment will aid it in attracting and retaining certain employees, directors and consultants to be competitive with other similar companies. However, because of the changes allowed by the amendment to the potential performance measures, the awards earned by the Company's employees, directors and consultants under the amended Incentive Compensation Plan may be different from the awards that would have been earned under the current performance measures in the Incentive Compensation Plan.

                   SUMMARY OF THE INCENTIVE COMPENSATION PLAN

     The principal features of Incentive Compensation Plan are described below. This summary does not provide all of the details of the Incentive Compensation Plan. Please review the complete text of the Incentive Compensation Plan, as it is proposed to be amended, which is included as Appendix B to this proxy statement. Terms which are not defined in this summary are defined in the Incentive Compensation Plan.

ADMINISTRATION

     The Incentive Compensation Plan is administered by the Incentive Compensation Committee (hereinafter the "Committee"). Among other things, the Committee has the authority, subject to the terms of the Incentive Compensation Plan, to determine (i) the individuals from among the eligible employees to whom the awards are granted, (ii) the performance goals and amounts payable under the awards, (iii) the time or times the awards are granted, (iv) the type of awards to be granted, (v) the terms, the terms of eligibility, conditions, performance criteria, restrictions and other provisions of the awards, (vi) the performance periods to which the awards relate, (vii) to delegate certain powers relating to Performance Units or Performance Bonus Awards to the Chief Executive Officer of the Company, other Company executive officers or the Board of Directors and
(viii) subject to certain conditions, whether to cancel, to amend or to suspend awards. If an award under the Incentive Compensation Plan is intended to be "performance-based compensation" as that term is used in Section 162(m) of the Code, those awards shall be conditioned on the achievement of one or more Approved Performance Measures. Currently, the "Approved Performance Measures" shall be any one or more of the following Company, subsidiary, operating unit or division performance measures: earnings

(either in the aggregate or on a per-share basis, and if on a per-share basis reflecting such dilution of shares outstanding as the Committee deems appropriate) before or after interest and taxes; net income (as defined below); net operating income (as defined below); return measures (including return or net return on assets, net assets, investments, capital, equity, or gross sales); stockholder returns (including growth measures and stockholder return or attainment by the shares of the Company's common stock (the "Stock") of a specified value for a specified period of time), share price or share price appreciation; cash flow(s); dividends; gross revenues; gross or net premiums written; net premiums earned; net investment income; losses and loss expenses, loss ratios, expense ratios, or combined ratios; underwriting and administrative expenses; operating expenses; stock price; satisfaction of specified business expansion goals or goals relating to acquisitions or divestitures; expense or cost levels; net economic value; or market share or market penetration with respect to specific designated products or product groups. As described above, the amendment adds several new performance measures to this list. Each goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company, any subsidiary or any business unit thereof, and/or the past or current performance of other companies. Currently, "Net Income" means net income to be reported to stockholders in the Company's annual report and "Net Operating Income" shall mean Net Income adjusted to exclude all realized capital gains (or losses) other than those related to a disposal of a segment of the business (in whole or in part) or sale of a subsidiary, net of tax. In addition, the following items may also be excluded: (i) items of gain, loss, or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to a change in accounting principles, all as determined in accordance with standards established by opinions No. 20 and 30 of the Accounting Principles Board, as amended; (ii) restructuring charges of subsidiaries whose operations are not included in Net Income; and (iii) profit or loss attributable to the business operations of any entity acquired during the year. However, the Committee shall have authority to exercise negative discretion in determining the amount of gain to be included as the result of the disposal of a segment of the business (in whole or in part) or the sale of a subsidiary. Note that the proposed amendment deletes this specific definition and in its place allows the Committee to determine the definition of all performance measures when the goal is established.

ELIGIBILITY

     Employees who are eligible to participate in the Incentive Compensation Plan are employees, directors and consultants of the Company or its subsidiaries, (an estimated 19,070 people) who in the opinion of the Committee, can materially influence the long-term performance of the Company or its subsidiaries. The Committee shall have the power and complete discretion to select those eligible persons who are to receive awards.

TYPE OF AWARDS

     The Committee may grant Annual or Long-Term Performance Bonus Awards, Options, Stock Appreciation Rights, Restricted Shares, Performance Units, Performance Shares, Bonus Shares and Deferred Shares. Performance Bonus Awards are cash awards based on attaining certain performance goals established by the Committee during a performance period. Options permit a plan participant to purchase shares of Stock at an exercise price established by the Committee, which shall not be less than fair market value on the date of the grant. Stock Appreciation Rights are rights to receive a payment in the future equal to the increase in the price of shares of common stock of the Company from a specified date. Restricted Shares are shares of the Company's common stock which are subject to transfer restrictions and are subject to forfeiture if certain conditions specified in the award are not satisfied. Performance Shares are rights to receive shares of the Company's common stock dependent on the fulfillment of certain performance conditions specified in the award. Performance Units are the right to receive a payment based on the fulfillment of certain performance conditions specified in the award. Bonus Shares are shares of the Company's common stock that are awarded to a Grantee without cost and without restrictions in recognition of past performance or as an incentive to become an employee or consultant of the Company or a subsidiary. Deferred Shares are shares of the Company's common stock which are awarded on a deferred basis specified in the award.

AWARD LIMITS

     The amount of Performance Units, and Performance Bonus Awards in any one calendar year for a single Incentive Compensation Plan participant shall not exceed $5,000,000 in the case of an annual award and $8,000,000 in the case of other awards.

     The aggregate number of shares of Stock that may be delivered under the Incentive Compensation Plan shall not exceed 2,000,000 shares of Stock and no participant shall be awarded Option awards or Stock Appreciation Rights with respect to more than 400,000 shares of Stock in any one calendar year. To the extent that shares of Stock are not delivered to an Incentive Compensation Plan participant, the shares of Stock shall not be considered as delivered in calculating the maximum number of shares of Stock available for delivery under the Incentive Compensation Plan.

ADJUSTMENT UPON CHANGE IN CAPITALIZATION, DISSOLUTION, LIQUIDATION, MERGER OR ASSET SALE

     In the event of a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the Committee may adjust Awards to preserve the benefits or potential benefits of the Awards. Action by the Committee may include: (i) adjustment of the number and kind of shares which may be delivered under the Plan; (ii) adjustment of the number and kind of shares subject to outstanding Awards; (iii) adjustment of the Exercise Price of outstanding Options or other awards based on the Stock; and (iv) any other adjustments that the Committee determines to be equitable.

NON-TRANSFERABILITY OF AWARDS

     Awards are unassignable and nontransferable in whole or in part except as designated by the participant's will or by the laws relating to descent and distribution; to immediate family members; to certain trusts used for estate planning and to corporations controlled by the grantee or his immediate family members.

FEDERAL INCOME TAX CONSEQUENCES

     The following is a brief summary of the principal federal income tax consequences of options under the Incentive Compensation Plan based on current federal income tax laws. This summary is not intended to be exhaustive and, among other things, does not describe state, local or foreign tax consequences.

     Nonqualified Stock Options("NQO"). In general, (i) an optionee will not be subject to tax at the time an NQO is granted, and (ii) an optionee will include in ordinary income in the taxable year in which he or she exercises an NQO an amount equal to the difference between the exercise price and the fair market value of the Stock on the date of exercise. Upon disposition of the Stock acquired upon exercise, appreciation or depreciation after the date ordinary income is recognized will be treated as capital gain (or loss). The Company generally will be entitled to a deduction in an amount equal to a recipient's ordinary income in the Company's taxable year in which the optionee includes such amount in income. The exercise of NQO's is subject to withholding of all applicable taxes.

     Incentive Stock Option ("ISO"). No taxable income will be realized by an option holder upon the grant or exercise of an ISO. If shares are issued to an optionee pursuant to the exercise of an ISO granted under the Incentive Compensation Plan and if no disposition of such shares is made by such optionee within two years after the date of grant of the ISO or within one year after the receipt of such shares by such optionee, then (i) upon a sale of such shares, any amount realized in excess of the exercise price of the ISO will be taxed to such optionee as a long-term capital gain and any loss sustained will be a long-term capital loss, and (ii) no deduction will be allowed to the Company. However, if shares acquired upon the exercise of an ISO are disposed of prior to the expiration of either holding period described above, generally (i) the optionee will realize ordinary income in the year of disposition in an amount equal to the excess (if any) of the fair market value of the shares at exercise (or, if less, the amount realized on the disposition of the shares) over the exercise price thereof, and (ii) the Company will be entitled to deduct such amount. Any additional gain or loss recognized by the option holder will be taxed as a short-term or long-term capital gain or loss, as the case may be, and will not result in any deduction by the Company. If an ISO is exercised at a time when it no longer qualifies as an incentive stock option under the Internal Revenue Code, it will be treated as an NQO.

AMENDMENT AND TERMINATION OF THE INCENTIVE COMPENSATION PLAN

     The Incentive Compensation Plan does not have a stated termination date. The Board of Directors may amend, suspend or terminate the Incentive Compensation Plan at any time. No amendment, suspension or termination of the Incentive Compensation Plan may, without the consent of the Participant, adversely affect the right of any participant or beneficiary under any award granted under the Incentive Compensation Plan prior to the date such amendment is adopted by the Board of Directors. In the event of termination, the Incentive Compensation Plan shall remain in effect as long as any awards under it are outstanding.

     Because awards under the Incentive Compensation Plan are based upon Net Income, the amount of any awards that may be payable to Participants for 2001 cannot currently be determined. However, under the Incentive Compensation Plan, the maximum amount payable to each Participant is $5,000,000 per year. The following table sets forth the benefits received by each of the Named Executive Officers and the categories of persons listed for the fiscal year ended December 31, 2000.

                               NEW PLAN BENEFITS

                                                                 NO. OF SECURITIES        MARKET VALUE
                                                CASH AWARD       UNDERLYING OPTIONS      OF UNDERLYING
NAME AND POSITION                            DOLLAR VALUE ($)       GRANTED (A)        SECURITIES ($) (B)
-----------------                            ----------------    ------------------    ------------------
Laurence A. Tisch (c)....................         --                  --                     --
  Chief Executive Officer, Director
Bernard L. Hengesbaugh...................       $  923,400             55,000              $1,904,650
  Chairman of the Board &
  Chief Executive Officer of the
  CNA insurance companies, Director
Thomas F. Taylor (d).....................       $  552,800             33,000              $1,142,790
  Executive Vice President
Robert V. Deutsch........................
  Executive Vice President &                    $  594,000             25,000              $  865,750
  Chief Financial Officer
Jonathan D. Kantor (e)...................
  Executive Vice President, General               --                   12,000              $  415,560
  Counsel & Secretary
Executive Group..........................       $2,070,200            125,000              $4,328,750
Non-Executive Group......................       $  0                  172,000              $5,956,360

---------------

(a) Stock option exercise price of $32.03 on date of grant. Stock option grants expire on May 12, 2010.

(b)  Calculated as of the close of business on March 20, 2001.

(c)  Mr. Tisch does not participate in the Company's Incentive Compensation
     Plan.

(d)  Mr. Taylor's employment with the Company terminated on February 28, 2001.

(e)  Mr. Kantor did not receive a cash award under the Incentive Compensation
     Plan.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR PROPOSAL NO. 2.

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
                                (PROPOSAL NO. 3)

     The Board of Directors has appointed Deloitte & Touche LLP as auditors to audit the consolidated financial statements of the Company and its consolidated subsidiaries for the year 2001. Deloitte & Touche LLP are currently the auditors of the consolidated financial statements of the Company and its consolidated subsidiaries and are considered to be well qualified to perform this important function. Representatives of Deloitte & Touche LLP are expected to be present at the Annual Meeting with the opportunity to make a statement, if they desire to do so, and will be available to respond to appropriate questions.

AUDIT FEES

     The aggregate fees, including expenses reimbursed, billed by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, "Deloitte") for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended 2000 and for the reviews of the financial statements included in the Company's Quarterly Report on Form 10-Q for that fiscal year were $4.6 million.

FINANCIAL INFORMATION SYSTEMS DESIGN AND IMPLEMENTATION FEES

     The aggregate fees, including expenses reimbursed, billed by Deloitte for professional services rendered for information technology services relating to financial information systems design and implementation for the fiscal year ended 2000 were $4.3 million.

ALL OTHER FEES

     The aggregate fees, including expenses reimbursed, billed by Deloitte for services rendered to the Company, other than the services described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees", for the fiscal year ended 2000 were $5.9 million.

     The Audit Committee has considered whether the provision of non-audit services is compatible with maintaining the principal accountant's independence.

     THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR PROPOSAL NO. 3.

                                 OTHER MATTERS

     The Company does not know of any other business to come before the meeting. However, if any other matters come before the meeting, the persons named in the proxies will act on behalf of the Stockholders they represent according to their best judgment.

     The cost of this solicitation of proxies will be borne by the Company. Solicitation will be made primarily through use of the mails, but regular employees of the Company may solicit proxies personally, by telephone or facsimile. Such employees will receive no special compensation for such solicitation. Brokers and nominees will be requested to obtain voting instructions of beneficial owners of stock registered in their names and will be reimbursed for their out-of-pocket expenses and reasonable clerical expenses.

                 STOCKHOLDER PROPOSALS FOR 2002 ANNUAL MEETING

     Stockholder proposals for inclusion in proxy materials for the 2002 Annual Meeting should be addressed to the Company's Executive Vice President, General Counsel and Secretary, CNA Plaza, 43S, Chicago, Illinois 60685, and must be received by November 30, 2001. Proxies received in respect of Common Stock to be voted at the 2002 Annual Meeting will be voted in accordance with the best judgment of the persons appointed by such proxies with respect to any matters properly before such meeting submitted by shareholders after February 1, 2002.

                                           By order of the Board of Directors,

                                                    JONATHAN D. KANTOR
                                            Executive Vice President, General
                                                         Counsel
                                                      and Secretary

Chicago, Illinois
March 23, 2001

APPENDIX A

                           CNA FINANCIAL CORPORATION

                            AUDIT COMMITTEE CHARTER

PURPOSE

     The primary purpose of the Audit Committee (the "Committee") is to assist the Board of Directors (the "Board") in fulfilling its responsibility to oversee management's conduct of the Company's financial reporting process and compliance by the Company and its subsidiaries with applicable laws and regulations, including but not limited to review of the financial reports and other financial information provided by the Company to governmental and regulatory bodies, the Company's systems of internal accounting, the Company's financial controls and the annual independent audit of the Company's financial statements.

     In discharging its role, the Committee is empowered to investigate any matter brought to its attention, with full access to all books, records, facilities and personnel of the Company and the power to retain outside counsel, auditors or other experts for this purpose. The Board and the Committee are in place to represent the Company's shareholders; and, accordingly, the independent auditors are ultimately accountable to the Board and to the Committee.

     The Committee will review the adequacy of this Charter on an annual basis.

MEMBERSHIP

     The Committee will be comprised of not fewer than three members of the Board, and the Committee's composition will meet the requirements of the Audit Committee Policy of the New York Stock Exchange.

     Accordingly, all of the members will be directors:

        1. who, in the judgment of the Board, have no relationship to the Company that may interfere with the exercise of their independence from management and the Company; and

        2. who, in the judgment of the Board, are financially literate or who become financially literate within a reasonable period of time after appointment to the Committee. At least one member of the Committee will have accounting or related financial management expertise, as the Board interprets such qualification in its business judgment.

KEY RESPONSIBILITIES

     The Committee's job is one of review and it recognizes that the Company's management is responsible for preparing the Company's financial statements and ensuring compliance with applicable laws and regulations and that the independent auditors are responsible for auditing the financial statements. Additionally, the Committee recognizes that Company's management and the independent auditors have more time, knowledge and detailed information concerning the Company than do Committee members. Consequently, in performing its functions, the Committee is not providing any expert or special assurance as to the Company's financial statements or legal compliance or any professional certification as to the independent auditors' work.

     The following functions will be the common recurring activities of the Committee. These functions are set forth as a guide with the understanding that the Committee may diverge from this guide as appropriate given the circumstances.

     - The Committee will review with management and the independent auditors the audited financial statements to be included in the Company's Annual Report on Form 10-K and review and consider with the independent auditors the matters required to be discussed by Statement of Auditing Standards No. 61, as it may be modified or supplemented.

     - As a whole, or through the Committee chair, the Committee will review with the independent auditors the Company's interim financial results.

     - The Committee will discuss with management and the independent auditors the quality and adequacy of the Company's internal controls relating to financial and compliance matters.

     - The Committee shall:

        1. request from the independent auditors annually, a formal written statement delineating all relationships between the auditors and the Company consistent with Independence Standards Board Standard Number 1;

        2. discuss with the independent auditors any such disclosed relationships and their impact on the auditors' independence; and

        3. recommend that the Board take appropriate action in response to the independent auditors' report to satisfy itself of the auditors' independence.

     - The Committee and the Board will have the ultimate authority and responsibility to select, evaluate and, where appropriate, replace the independent auditors (or to nominate the independent auditors to be proposed for shareholder approval in any proxy statement).

     While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles. This is the responsibility of management and the independent auditors. Nor is it the duty of the Committee to conduct investigations, to resolve disagreements, if any, between management and the independent auditors or to assure compliance with laws and regulations and the Company's policies.

APPENDIX B

                           CNA FINANCIAL CORPORATION
                        2000 INCENTIVE COMPENSATION PLAN

                               TABLE OF CONTENTS

ARTICLE 1. ESTABLISHMENT, OBJECTIVES AND DURATION.......................   B-1
  1.1.      Establishment of the Plan...................................   B-1
  1.2.      Objectives of the Plan......................................   B-1
  1.3.      Duration of the Plan........................................   B-1
ARTICLE 2. DEFINITIONS..................................................   B-1
  2.1.      "Article"...................................................   B-1
  2.2.      "Award".....................................................   B-1
  2.3.      "Award Agreement"...........................................   B-1
  2.4.      "Board".....................................................   B-1
  2.5.      "Bonus Shares"..............................................   B-1
  2.6.      "Cause".....................................................   B-2
  2.7.      "Code"......................................................   B-2
  2.8.      "Committee".................................................   B-2
  2.9.      "Common Stock"..............................................   B-2
  2.10.     "Company"...................................................   B-2
  2.11.     "Deferred Shares"...........................................   B-2
  2.12.     "Disability"................................................   B-2
  2.13.     "Disqualifying Disposition".................................   B-2
  2.14.     "Effective Date"............................................   B-2
  2.15.     "Eligible Person"...........................................   B-2
  2.16.     "Fair Market Value".........................................   B-3
  2.17.     "Former Bonus Plan".........................................   B-3
  2.18.     "Freestanding SAR"..........................................   B-3
  2.19.     "Grant Date"................................................   B-3
  2.20.     "Grantee"...................................................   B-3
  2.21.     "Incentive Stock Option" or "ISO"...........................   B-3
  2.22.     "including" or "includes"...................................   B-3
  2.23.     "Mature Shares".............................................   B-3
  2.24.     "Non-Qualified Stock Option" or "NQSO"......................   B-3
  2.25.     "Option"....................................................   B-3
  2.26.     "Option Price"..............................................   B-3
  2.27.     "Option Term"...............................................   B-3
  2.28.     "Performance-Based Exception"...............................   B-3
  2.29.     "Performance Bonus".........................................   B-3
  2.30.     "Performance Period"........................................   B-3
  2.31.     "Performance Share" or "Performance Unit"...................   B-3
  2.32.     "Period of Restriction".....................................   B-4
  2.33.     "Person"....................................................   B-4
  2.34.     "Plan"......................................................   B-4
  2.35.     "Reload Option".............................................   B-4
  2.36.     "Reorganization Transaction"................................   B-4
  2.37.     "Required Withholding"......................................   B-4
  2.38.     "Restated Effective Date"...................................   B-4
  2.39.     "Restricted Executive"......................................   B-4
  2.40.     "Restricted Shares".........................................   B-4

  2.41.     "Retirement"................................................   B-4
  2.42.     "SAR".......................................................   B-4
  2.43.     "Section"...................................................   B-4
  2.44.     "Share".....................................................   B-4
  2.45.     "Strike Price"..............................................   B-4
  2.46.     "Subsidiary"................................................   B-4
  2.47.     "Substitute Award"..........................................   B-5
  2.48.     "Surviving Corporation".....................................   B-5
  2.49.     "Tandem SAR"................................................   B-5
  2.50.     "10% Owner".................................................   B-5
  2.51.     "Termination of Affiliation"................................   B-5
ARTICLE 3. ADMINISTRATION...............................................   B-5
  3.1.      Committee...................................................   B-5
  3.2.      Powers of Committee.........................................   B-5
ARTICLE 4. SHARES SUBJECT TO THE PLAN AND MAXIMUM AWARDS................   B-6
  4.1.      Number of Shares Available..................................   B-6
  4.2.      Adjustments in Authorized Shares............................   B-7
  4.3.      Performance Measures........................................   B-7
  4.4.      Compliance with Section 162(m) of the Code..................   B-9
ARTICLE 5. ELIGIBILITY AND GENERAL CONDITIONS OF AWARDS.................   B-9
  5.1       Eligibility.................................................   B-9
  5.2.      Grant Date..................................................   B-9
  5.3.      Maximum Term................................................   B-9
  5.4.      Award Agreement.............................................   B-9
  5.5.      Restrictions on Share Transferability.......................   B-9
  5.6.      Termination of Affiliation..................................  B-10
  5.7.      Nontransferability of Awards................................  B-11
ARTICLE 6. STOCK OPTIONS................................................  B-12
  6.1.      Grant of Options............................................  B-12
  6.2.      Award Agreement.............................................  B-12
  6.3.      Option Price................................................  B-12
  6.4.      Grant of Incentive Stock Options............................  B-12
  6.5.      Grant of Reload Options.....................................  B-13
  6.6.      Conditions on Reload Options................................  B-13
  6.7.      Payment.....................................................  B-13
ARTICLE 7. STOCK APPRECIATION RIGHTS....................................  B-14
  7.1.      Grant of SARs...............................................  B-14
  7.2.      Exercise of Tandem SARs.....................................  B-14
  7.3.      Payment of SAR Amount.......................................  B-14
ARTICLE 8. RESTRICTED SHARES............................................  B-14
  8.1.      Grant of Restricted Shares..................................  B-14
  8.2.      Award Agreement.............................................  B-14
  8.3.      Consideration...............................................  B-14
  8.4.      Effect of Forfeiture........................................  B-15
  8.5.      Escrow; Legends.............................................  B-15
  8.6.      Stockholder Rights in Restricted Shares.....................  B-15

ARTICLE 9. PERFORMANCE UNITS AND PERFORMANCE SHARES.....................  B-15
  9.1.      Grant of Performance Units and Performance Shares...........  B-15
  9.2.      Value/Performance Goals.....................................  B-15
  9.3.      Earning of Performance Units and Performance Shares.........  B-15
            Form and Timing of Payment of Performance Units and
  9.4.      Performance Shares..........................................  B-16
ARTICLE 10. BONUS SHARES AND DEFERRED SHARES............................  B-16
  10.1.     Bonus Shares................................................  B-16
  10.2.     Deferred Shares.............................................  B-16
ARTICLE 11. PERFORMANCE BONUS AWARDS....................................  B-16
  11.1.     Performance Bonus Awards....................................  B-16
  11.2.     Performance Periods, Measures and Goals.....................  B-16
  11.3.     Determination of Performance Goals..........................  B-16
  11.4.     Adjustment of Goals.........................................  B-17
  11.5.     Determination and Payment at Bonus..........................  B-17
ARTICLE 12. BENEFICIARY DESIGNATION.....................................  B-17
  12.1.     Beneficiary Designation.....................................  B-17
ARTICLE 13. DEFERRALS...................................................  B-17
  13.1.     Deferrals...................................................  B-17
ARTICLE 14. RIGHTS OF EMPLOYEES, CONSULTANTS AND DIRECTORS..............  B-18
  14.1.     Employment..................................................  B-18
  14.2.     Participation...............................................  B-18
ARTICLE 15. WITHHOLDING.................................................  B-18
  15.1.     Withholding.................................................  B-18
  15.2.     Notification under Section 83(b)............................  B-19
ARTICLE 16. CERTAIN EXTRAORDINARY EVENTS................................  B-19
  16.1.     Certain Reorganization Transactions or Other Events.........  B-19
  16.2.     Pooling of Interests Accounting.............................  B-19
  16.3.     Substituting Awards in Certain Corporate Transactions.......  B-20
ARTICLE 17. AMENDMENT, MODIFICATION, AND TERMINATION....................  B-20
  17.1.     Amendment, Modification, and Termination....................  B-20
  17.2.     Adjustments Upon Certain Unusual or Nonrecurring Events.....  B-20
  17.3.     Awards Previously Granted...................................  B-20
ARTICLE 18. ADDITIONAL PROVISIONS.......................................  B-20
  18.1.     Successors..................................................  B-20
  18.2.     Gender and Number...........................................  B-21
  18.3.     Severability................................................  B-21
  18.4.     Requirements of Law.........................................  B-21
  18.5.     Securities Law Compliance...................................  B-21
  18.6.     No Rights as a Stockholder..................................  B-21
  18.7.     Nature of Payments..........................................  B-21
  18.8.     Scope of Plan...............................................  B-21
  18.9.     Awards under Former Bonus Plan..............................  B-22
  18.10.    Governing Law...............................................  B-22

                           CNA FINANCIAL CORPORATION
                        2000 INCENTIVE COMPENSATION PLAN

ARTICLE 1. ESTABLISHMENT, OBJECTIVES AND DURATION

     1.1. Establishment of the Plan. Effective as of January 1, 1996, CNA Financial Corporation, a Delaware corporation (the "Company"), by duly adopted resolution of its board of directors (the "Board") adopted the CNA Financial Corporation Incentive Compensation Plan for Certain Executive Officers (the "Former Bonus Plan"), subject to approval of the Company's stockholders, which was obtained on May 1, 1996. Effective as of August 4, 1999 (the "Effective Date"), the Company by duly adopted resolution of the Board adopted this CNA Financial Corporation 2000 Incentive Compensation Plan (the "Plan") as the CNA Financial Corporation 2000 Long-Term Incentive Plan, subject to approval of the Plan by the Company's stockholders. The Company now desires to amend and restate this Plan and amend and merge the Former Bonus Plan into this Plan as set forth herein effective February 23, 2000 (the "Restated Effective Date"), subject to the approval of the Company's stockholders.

     1.2. Objectives of the Plan. The Plan is intended to allow employees, directors and consultants of the Company and its Subsidiaries to obtain the economic benefits of equity ownership in the Company, thereby strengthening their commitment to the success of the Company and stimulating their efforts on behalf of the Company, and to assist the Company and its Subsidiaries in attracting new employees, directors and consultants and retaining existing employees, directors and consultants. The Plan is also intended to optimize the profitability and growth of the Company through incentives which are consistent with the Company's goals; to motivate Eligible Persons, by means of appropriate incentives, to achieve long-term Company goals, and reward Grantees for achievement of those goals; provide incentive compensation opportunities that are competitive with those of other similar companies, and thereby promote the financial interest of the Company and its Subsidiaries; and, in the case of annual incentives, to provide a means of rewarding certain Eligible Persons with compensation which, when coupled with a base salary, produces a competitive level of total compensation that reflects their contributions to the overall long term enhancement of the value of the Company and its Subsidiaries.

     1.3. Duration of the Plan. The Plan shall commence on the Effective Date and shall remain in effect, until terminated by the Board pursuant to Article 17 hereof, provided, however, that no Incentive Stock Options may be granted under the Plan more than 10 years from the Effective Date, and no Options, Restricted Shares, Bonus Shares, Deferred Shares, SARs, or Performance Shares may be granted under the Plan after all Shares reserved for delivery under the Plan pursuant to Article 4 have been exhausted.

ARTICLE 2. DEFINITIONS

     Whenever used in the Plan, the following terms shall have the meanings set forth below:

     2.1. "Article" means an Article of the Plan.

     2.2. "Award" means Options (including Reload Options), Restricted Shares, Bonus Shares, Deferred Shares, stock appreciation rights (SARs), Performance Units, Performance Shares, and Performance Bonus Awards granted under the Plan.

     2.3. "Award Agreement" means a written agreement by which an Award is evidenced.

     2.4. "Board" has the meaning set forth in Section 1.1.

     2.5. "Bonus Shares" means Shares that are awarded to a Grantee without cost and without restrictions in recognition of past performance (whether determined by reference to another employee benefit plan of the

Company or otherwise), or as an incentive to become an employee or consultant of the Company or a Subsidiary or otherwise.

     2.6. "Cause" as to a Grantee means (a) "cause" for discharge from employment as specified in an employment contract between the Grantee and the Company or any Subsidiary; or (b) if there is no employment contract, "cause" as defined in the Award Agreement; or (c) if "cause" is not otherwise defined in such employment contract or Award Agreement as determined by the Committee:

          (i) a Grantee's engaging in any act which is a felony or other similar act involving fraud, dishonesty, moral turpitude, unlawful conduct or breach of fiduciary duty;

          (ii) a Grantee's willful or reckless material misconduct in the performance of the Grantee's duties; or

          (iii) a Grantee's habitual neglect of duties;

provided, however, that for purposes of clauses (ii) and (iii), Cause shall not include any one or more of the following: bad judgment, negligence or any act or omission believed by the Grantee in good faith to have been in or not opposed to the interest of the Company (without intent of the Grantee to gain, directly or indirectly, a profit to which the Grantee was not legally entitled). A Grantee who agrees to resign from his affiliation with the Company or a Subsidiary in lieu of being terminated for Cause may be deemed to have been terminated for Cause for purposes of this Plan.

     2.7. "Code" means the Internal Revenue Code of 1986, as amended from time to time, and regulations and rulings thereunder. References to a particular section of the Code include references to successor provisions of the Code or any successor statute.

     2.8. "Committee" has the meaning set forth in Section 3.1.

     2.9. "Common Stock" means the common stock, $2.50 par value, of the Company.

     2.10. "Company" has the meaning set forth in Section 1.1.

     2.11. "Deferred Shares" means Shares that are awarded to a Grantee on a deferred basis pursuant to Section 10.2.

     2.12. "Disability" means a physical or mental condition of the Grantee which, as determined by the Committee in its sole discretion based on all available medical information, would qualify the Grantee for benefits under the Company's long-term disability plan as in effect when the determination is made (ignoring the requirements of any waiting period) if the Grantee were a participant in such plan (whether or not the Grantee actually participates therein). Notwithstanding the foregoing, if the Company has no long-term disability plan, "Disability" means a physical or mental condition of the Grantee which, as determined by the Committee in its sole discretion based on all available medical information, is expected to continue indefinitely and which renders the Grantee incapable of performing any substantial portion of the service required of him by his employer.

     2.13. "Disqualifying Disposition" has the meaning set forth in Section 6.4.

     2.14. "Effective Date" has the meaning set forth in Section 1.1.

     2.15. "Eligible Person" means (i) any employee (including any officer) of the Company or any Subsidiary, including any such employee who is on an approved leave of absence, layoff, or has been subject to a disability which does not qualify as a Disability, (ii) any person performing services for the Company or a Subsidiary in the capacity of a consultant, (iii) any person performing services for the Company or a Subsidiary in the capacity of a member of the Board or as a member of the board of directors of such Subsidiary, and (iv) any person for whom the Committee determines an Award would provide a material inducement to become an employee or director of or a consultant to the Company or a Subsidiary.

     2.16. "Fair Market Value" means (A) with respect to any property other than Shares, the fair market value of such property determined by such methods or procedures as shall be established from time to time by the Committee, and (B) with respect to Shares, as of any date, (i) the average of the high and low trading prices on such date on the New York Stock Exchange Composite Transactions Tape (or, if no sale of Shares was reported for such date, on the next preceding date on which a sale of Shares was reported), (ii) if the Shares are not listed on the New York Stock Exchange, the average of the high and low trading prices of the Shares on such other national exchange on which the Shares are principally traded or as reported by the NASDAQ Stock Market, or similar organization, or if no such quotations are available, the average of the high bid and low asked quotations in the over-the-counter market; or (iii) in the event that there shall be no public market for the Shares, the fair market value of the Shares as determined by the Committee.

     2.17. "Former Bonus Plan" has the meaning set forth in Section 1.1.

     2.18. "Freestanding SAR" means an SAR that is granted independently of any other Award.

     2.19. "Grant Date" has the meaning set forth in Section 5.2.

     2.20. "Grantee" means an individual who has been granted an Award.

     2.21. "Incentive Stock Option" or "ISO" means an Option that (i) is designated as an Incentive Stock Option in the Award Agreement granting such Option; and (ii) is intended to met the requirements of Section 422 of the Code for treatment as an Incentive Stock Option.

     2.22. "including" or "includes" mean "including, without limitation," or "includes, without limitation", respectively.

     2.23. "Mature Shares" means Shares for which the holder thereof has good title, free and clear of all liens and encumbrances, and which such holder either (i) has held for at least six months or (ii) has purchased on the open market.

     2.24. "Non-Qualified Stock Option" or "NQSO" means an Option that is not an Incentive Stock Option.

     2.25. "Option" means an option (including either an Incentive Stock Option or a Non-Qualified Stock Option) granted under Article 6 of the Plan.

     2.26. "Option Price" means the price at which a Share may be purchased by a Grantee pursuant to an Option.

     2.27. "Option Term" means the period beginning on the Grant Date of an Option and ending on the expiration date of such Option, as specified in the Award Agreement for such Option and as may, consistent with the provisions of the Plan, be extended from time to time by the Committee prior to the expiration date of such Option then in effect.

     2.28. "Performance-Based Exception" means the performance-based exception from the tax deductibility limitations of Section 162(m) of the Code.

     2.29. "Performance Bonus" means a cash bonus determined and awarded in accordance with Article 11.

     2.30. "Performance Period" means the time period during which performance goals designated by the Committee shall be met.

     2.31. "Performance Share" or "Performance Unit" has the meaning set forth in Article 9.

     2.32. "Period of Restriction" means the period during which the transfer of Restricted Shares is limited in some way (based on the passage of time, the achievement of performance goals, or upon the occurrence of other events as determined by the Committee) or the Shares are otherwise subject to a substantial risk of forfeiture.

     2.33. "Person" shall have the meaning ascribed to such term in Section 3(a)(9) of the Securities Exchange Act of 1934 and used in Sections 13(d) and 14(d) thereof, including a "group" as defined in Section 13(d) thereof.

     2.34. "Plan" has the meaning set forth in Section 1.1.

     2.35. "Reload Option" has the meaning set forth in Section 6.5.

     2.36. "Reorganization Transaction" means the earlier of the approval by the Board or the approval by the stockholders of the Company of a merger, reorganization, consolidation, or similar transaction, or a plan or agreement for the sale or other disposition of all or substantially all of the consolidated assets of the Company or a plan of liquidation of the Company.

     2.37. "Required Withholding" has the meaning set forth in Article 15.

     2.38. "Restated Effective Date" has the meaning set forth in Section 1.1.

     2.39. "Restricted Executive" means a Grantee who is the Chief Executive Officer of the Company, any officer of the Company who reports directly to the Chief Executive Officer of the Company, and any other officer of the Company or of a Subsidiary who is salary grade 96 or above; provided, however, that the Committee may at the time of any Award to any Grantee determine that such Grantee be treated as a Restricted Executive for purposes of that Award; and further provided, however, that no Grantee shall be a Restricted Executive after the last day of the calendar year in which he ceases to be an employee of the Company (unless he is subsequently reemployed by the Company on terms and conditions making him a Restricted Executive as defined in this Section).

     2.40. "Restricted Shares" means Shares that are subject to transfer restrictions and are subject to forfeiture if conditions specified in the Award Agreement applicable to such Shares are not satisfied.

     2.41. "Retirement" means a Termination of Affiliation on or after the date a Grantee attains age 62 unless the Award Agreement or Committee provides otherwise; and in the case of a Grantee who is an Eligible Person solely by reason of clause (ii) or (iii) of Section 2.15, a Termination of Affiliation for a reason other than death, Disability or Cause at or after the date the Grantee attains age 62 unless the Award Agreement or Committee provides otherwise.

     2.42. "SAR" means a stock appreciation right.

     2.43. "Section" means, unless the context otherwise requires, a Section of the Plan.

     2.44. "Share" means a share of Common Stock.

     2.45. "Strike Price" of any SAR shall equal, for any Tandem SAR (whether granted at the same time as or after the grant of the related Option), the Option Price of such Option, or for any other SAR, 100% of the Fair Market Value of a Share on the Grant Date of such SAR; provided that the Committee may specify a higher Strike Price in the Award Agreement; and further provided that any SAR granted as a Substitute Award pursuant to Section 16.3 may be granted at such Strike Price as the Committee determines to be necessary to achieve preservation of economic value as provided in Section 16.3.

     2.46. "Subsidiary" means, for purposes of grants of Incentive Stock Options, a corporation as defined in Section 424(f) of the Code (with the Company being treated as the employer corporation for purposes of this definition); and for all other purposes, with respect to any Person, any business entity in which such Person has a direct or indirect interest (whether in the form of stock ownership, voting power or participation in profits or capital contribution) of more than 50%, as determined by the Committee.

     2.47. "Substitute Award" has the meaning set forth in Section 16.3.

     2.48. "Surviving Corporation" means the corporation resulting from a Reorganization Transaction or, if securities of such corporation that are entitled to vote generally in the election of directors (other than a class of securities may have voting power by reason of the occurrence of a contingency) representing at least 50% of the aggregate voting power of such resulting corporation are directly or indirectly owned by another corporation, such other corporation.

     2.49. "Tandem SAR" means an SAR that is granted in connection with a related Option, the exercise of which shall require cancellation of the right to purchase a Share under the related Option (and when a Share is purchased under the related Option, the Tandem SAR shall similarly be canceled).

     2.50. "10% Owner" means a person who owns capital stock (including stock treated as owned under Section 424(d) of the Code) possessing more than 10% of the total combined voting power of all classes of capital stock of the Company or any Subsidiary.

     2.51. "Termination of Affiliation" occurs on the first day on which an individual is for any reason no longer providing services to the Company or any Subsidiary in the capacity of an employee, consultant, or director; or with respect to an individual who is an employee of, or consultant to, or director of, a Person which is a Subsidiary, the first day on which such Person ceases to be a Subsidiary.

ARTICLE 3. ADMINISTRATION

     3.1. Committee. The Plan shall be administered by the Incentive Compensation Committee of the Board, or such other committee of the Board as the Board shall appoint to administer the Plan (the "Committee"). The number of members of the Committee shall be set and may from time to time be increased or decreased, and shall be subject to such conditions, in each case as the Board deems appropriate.

     3.2. Powers of Committee. Subject to the express provisions of the Plan and in addition to the authority and discretion granted elsewhere in the Plan, the Committee has full and final authority and sole discretion as follows:

          (a) to determine when, to whom and in what types and amounts Awards should be granted and the terms and conditions applicable to each Award, including the Option Price, the Option Term, the benefit payable under any SAR, Performance Unit, Performance Share, or Performance Bonus Award, and whether or not specific Awards shall be granted in connection with other specific awards, and if so whether they shall be exercisable cumulatively with, or alternatively to, such other specific Awards;

          (b) to determine the amount, if any, that a Grantee shall pay for Restricted Shares, whether and on what terms to permit or require the payment of cash dividends thereon to be deferred, what restrictions shall apply to Restricted Shares, when Restricted Shares (including Restricted Shares acquired upon the exercise of an Option) shall be forfeited and whether such shares shall be held in escrow;

          (c) to construe and interpret the Plan and to make all determinations necessary or advisable for the administration of the Plan, including determining whether a Termination of Affiliation is for Cause, Retirement, death, Disability or other reason;

          (d) to make, amend, and rescind rules relating to the Plan, including rules with respect to the exercisability and nonforfeitability of Awards upon the Termination of Affiliation of a Grantee;

          (e) to determine the terms and conditions of all Award Agreements (which need not be identical) and, with the consent of the Grantee, to amend any such Award Agreement at any time in any manner permitted for Awards of such type by the Plan as then in effect; provided that the consent of the Grantee shall not be required for any amendment which (i) does not materially adversely affect the rights of the Grantee, or (ii) is necessary or advisable (as determined by the Committee) to carry out the purpose of the Award as a result of any new or change in existing applicable law or generally accepted accounting principles;

          (f) to cancel, with the consent of the Grantee, outstanding Awards and to grant new Awards in substitution therefor;

          (g) to accelerate the exercisability (including exercisability within a period of less than six months after the Grant Date) of, and to accelerate or waive any or all of the terms and conditions applicable to, any Award or any group of Awards for any reason and at any time, including in connection with a Termination of Affiliation;

          (h) subject to Sections 1.3, 5.3, and 6.4, to extend the time during which any Award or group of Awards may be exercised;

          (i) to make such adjustments or modifications to Awards to Grantees who are working outside the United States as are advisable to fulfill the purposes of the Plan or to comply with applicable local law;

          (j) to delegate to the Chief Executive Officer of the Company, other executive officers of the Company, or other members or committees of the Board, the power to grant Performance Units and Performance Bonus Awards from time to time to specified categories of Eligible Persons in amounts and on terms to be specified by the Committee, in which event the Committee's delegates may exercise in their sole discretion all powers and authority of the Committee with respect to such Awards except as otherwise specified in this Plan or by the Committee;

          (k) to delegate to officers, employees or independent contractors of the Company matters involving the routine administration of the Plan and which are not specifically required by any provision of this Plan to be performed by the Committee;

          (l) to impose such additional terms and conditions upon the grant, exercise or retention of Awards as the Committee may, before or concurrently with the grant thereof, deem appropriate, including limiting the percentage of Awards which may from time to time be exercised by a Grantee; and

          (m) to take any other action with respect to any matters relating to the Plan for which it is responsible.

All determinations on any matter relating to the Plan or any Award Agreement may be made in the sole and absolute discretion of the Committee, and all such determinations of the Committee shall be final, conclusive and binding on all Persons. The determinations of the Committee in granting Awards need not be uniform among Grantees and among Awards and no determination of the Committee with respect to any Grantee or Award shall entitle that Grantee or any other Grantee to the same determination with respect to any other Award; except that the Committee shall construe the terms of the Plan and of any Award Agreement consistently as to the meaning of the same language. No member of the Committee shall be liable for any action or determination made with respect to the Plan or any Award.

ARTICLE 4. SHARES SUBJECT TO THE PLAN AND MAXIMUM AWARDS

     4.1. Number of Shares Available. Subject to Section 4.4 and to adjustment as provided in Section 4.2, the number of Shares hereby reserved for delivery under the Plan is 2,000,000. If any Shares subject to an

Award granted hereunder are forfeited or an Award or any portion thereof otherwise terminates or is settled without the issuance of Shares, the Shares subject to such Award, to the extent of any such forfeiture, termination or settlement, shall again be available for grant under the Plan. If any Shares (whether subject to or received pursuant to an Award granted under this Plan or any other plan, purchased on the open market, or otherwise obtained, and including Shares that are deemed (by attestation or otherwise) to have been delivered to the Company as payment for all or any portion of the Option Price of an Option pursuant to Section 6.7) are withheld or applied as payment by the Company in connection with the exercise of an Award hereunder or the withholding of taxes related thereto, such Shares, to the extent of any such withholding or payment, shall again be available or shall increase the number of Shares available, as applicable, for grant under the Plan. The Committee may from time to time determine the appropriate methodology consistent with this Section 4.1 for calculating the number of Shares issued pursuant to the Plan. Shares issued pursuant to the Plan may be treasury shares or newly-issued Shares.

     4.2. Adjustments in Authorized Shares. In the event that the Committee determines that any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, subdivision, consolidation or reduction of capital, reorganization, merger, scheme of arrangement, split-up, spin-off or combination involving the Company or repurchase or exchange of Shares or other rights to purchase Shares or other securities of the Company, or other similar corporate transaction or event that occurs at any time after the Effective Date affects the Shares such that any adjustment is determined by the Committee to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then the Committee shall, in such manner as it may deem equitable, adjust any or all of
(i) the number and type of Shares (or other securities or property of the Company or any Person that is a party to a Reorganization Transaction with the Company) with respect to which Awards may be granted, (ii) the number and type of Shares (or other securities or property of the Company or any Person that is a party to a Reorganization Transaction with the Company) subject to outstanding Awards, (iii) the grant price, strike price, or exercise price with respect to any Award, and (iv) the limitations on the maximum number and type of Shares available under the Plan and that may be granted as particular Awards as set forth in Section 4.1; or, if deemed appropriate, apply the provisions of Article 16; provided, in each case that with respect to Awards of Incentive Stock Options no such adjustment shall be authorized to the extent that such adjustment would cause the Plan to violate Section 422(b)(1) of the Code or any successor provision thereto; and provided further, that the number of Shares subject to any Award denominated in Shares shall always be a whole number.

     4.3 Unless and until the Committee proposes for stockholder vote and the stockholders of the Company approve a change in the general performance measures set forth in this Section 4.3 the attainment of which may determine the degree of payout and/or vesting with respect to Awards granted to Restricted Executives which are designed to qualify for the Performance-Based Exception, the performance measure(s) to be used for purposes of such grants shall be chosen from among one or more or any combination of the following performance measures relating to the Company, subsidiary, operating unit or division:

          (a) Earnings (either in the aggregate or on a per-share basis, and if on a per-share basis reflecting such dilution of shares outstanding as the Committee deems appropriate) before or after interest and taxes;

          (b) Net Income (as defined below);

          (c) Net Operating Income (as defined below);

          (d) Return measures (including return or net return on assets, net assets, investments, capital, equity, or gross sales);

          (e) Stockholder returns (including growth measures and stockholder return or attainment by the Shares of a specified value for a specified period of time), share price or share price appreciation;

          (f) Cash flow(s);

          (g) Dividends;

          (h) Gross revenues;

          (i) Gross or net premiums written;

          (j) Net premiums earned;

          (k) Net investment income;

          (l) Losses and loss expenses, loss ratios, expense ratios, or combined ratios;

          (m) Underwriting and administrative expenses;

          (n) Operating expenses;

          (o) Stock price;

          (p) Satisfaction of specified business expansion goals or goals relating to acquisitions or divestitures;

          (q) Expense or cost levels in each case, where applicable, determined either on a Company-wide basis or in respect of any one or more specified business units;

          (r) Net economic value; or

          (s) Market share or market penetration with respect to specific designated products or product groups.

Each goal may be expressed on an absolute and/or relative basis, may be based on or otherwise employ comparisons based on internal targets, the past performance of the Company or any business unit thereof, and/or the past or current performance of other companies.

     For purposes of this Section 4.3, "Net Income" shall mean net income to be reported to stockholders in the Company's annual report and "Net Operating Income" shall mean Net Income adjusted to exclude all realized capital gains (or losses) other than those related to a disposal of a segment of the business (in whole or in part) or sale of a Subsidiary, net of tax. In addition, the following items may also be excluded: (i) items of gain, loss, or expense determined to be extraordinary or unusual in nature or infrequent in occurrence or related to a change in accounting principles, all as determined in accordance with standards established by opinions No. 20 and 30 of the Accounting Principles Board, as amended; (ii) restructuring charges of Subsidiaries whose operations are not included in Net Income; and (iii) profit or loss attributable to the business operations of any entity acquired during the year. However, the Committee shall have authority to exercise negative discretion in determining the amount of gain to be included as the result of the disposal of a segment of the business (in whole or in part) or the sale of a Subsidiary.

     The Committee shall have the discretion to adjust the Awards and the determinations of the degree of attainment of the pre-established performance goals; provided, however, the Awards which are designed to qualify for the Performance-Based Exception, and which are held by Restricted Executives, may not be adjusted upward. The Committee, however, shall retain the discretion to adjust any Awards downward, except to the extent otherwise provided in the Award Agreement or in a previously executed agreement between the Company and the Grantee.

     In the event that applicable tax and/or securities laws change to permit Committee discretion to alter the governing performance measures without obtaining stockholder approval of such changes, the Committee shall have sole discretion to make such changes without obtaining stockholder approval. In addition, in the event that the Committee determines that it is advisable to grant or pay Awards which shall not qualify for the Performance-Based Exception, the Committee may make such grants or payments without satisfying the requirements of Section 162(m) of the Code.

     4.4. Compliance with Section 162(m) of the Code.

          (a) Section 162(m) Compliance. At all times when Section 162(m) of the Code is applicable, all Awards granted under this Plan to Restricted Employees shall to the extent provided by the Committee comply with the requirements of Section 162(m) of the Code; provided, however, that in the event the Committee determines that such compliance is not desired with respect to any Award or Awards available for grant under the Plan, then compliance with Section 162(m) of the Code will not be required; provided further that to the extent Section 162(m) or the regulations thereunder require periodic stockholder approval of such performance measures such approval shall not be required for the continuation of the Plan or as a condition to grant any Award hereunder after such approval is required. In addition, in the event that changes are made to Section 162(m) of the Code to permit flexibility with respect to the Award or Awards available under the Plan, the Committee may, subject to this Section 4.4, make any adjustments to such Awards or otherwise it deems appropriate.

          (b) Section 162(m) Maximum Individual Limits. Subject to adjustment as provided in Section 4.2, the maximum aggregate number of Shares (including as Shares, a number of Shares equal to the number of SARs granted) for which Awards (other than Reload Options, Performance Units and Performance Bonus Awards) may be granted to any Grantee in any calendar year shall not exceed 400,000 and the number of Shares for which Reload Options may be granted to any Grantee in any calendar year shall not exceed 400,000. The maximum aggregate value of Performance Units and Performance Bonus Awards granted to any Grantee hereunder in any calendar year shall not exceed in the case of annual awards,

     $5,000,000, and in the case of other awards $8,000,000. Maximum Limits under this Section 4.4(b) shall be calculated in accordance with Treasury Regulation sec.1.162-27(e)(2)(vi)(B).

ARTICLE 5. ELIGIBILITY AND GENERAL CONDITIONS OF AWARDS

     5.1. Eligibility. The Committee may grant Awards to any Eligible Person, whether or not he or she has previously received an Award.

     5.2. Grant Date. The Grant Date of an Award shall be the date on which the Committee grants the Award or such later date as specified by the Committee in the Award Agreement.

     5.3. Maximum Term. The Option Term or other period during which an Award may be outstanding, unless otherwise provided in the Award Agreement, shall not extend more than 10 years after the Grant Date, and shall be subject to earlier termination as herein specified; provided, that the Option Term of any ISO shall not exceed 10 years; and provided, however, that any deferral of a cash payment or of the delivery of Shares that is permitted or required by the Committee pursuant to Article 12 may, if so permitted or required by the Committee, extend more than 10 years after the Grant Date of the Award to which the deferral relates.

     5.4. Award Agreement. To the extent not set forth in the Plan, the terms and conditions of each Award (which need not be the same for each grant or for each Grantee) shall be set forth in an Award Agreement.

     5.5. Restrictions on Share Transferability. The Committee may include in the Award Agreement such restrictions on transferability of any Shares acquired pursuant to the exercise or vesting of an Award as it may deem advisable.

     5.6. Termination of Affiliation. Except as otherwise provided in an Award Agreement (including an Award Agreement as amended by the Committee pursuant to Section 3.2), the extent to which the Grantee shall have the right to exercise, vest in, or receive payment in respect of an Award following Termination of Affiliation shall be determined in accordance with the following provisions of this Section 5.6.

          (a) For Cause. If a Grantee has a Termination of Affiliation for
     Cause:

             (i) the Grantee's Awards (including any Restricted Shares or Deferred Shares) that are forfeitable immediately before such Termination of Affiliation shall automatically be forfeited on such Termination of Affiliation, subject in the case of Restricted Shares to the provisions of Section 8.4 regarding repayment of certain amounts to the Grantee;

             (ii) the Grantee's Deferred Shares that were vested immediately before such Termination of Affiliation shall promptly be settled by delivery to such Grantee of a number of unrestricted Shares equal to the aggregate number of such vested Deferred Shares, and

             (iii) any unexercised Option or SAR, and any Performance Share, Performance Unit or Performance Bonus Award with respect to which the Performance Period has not ended immediately before such Termination of Affiliation, shall terminate effective immediately upon such Termination of Affiliation.

          (b) On Account of Retirement, Death or Disability. If a Grantee has a Termination of Affiliation on account of Retirement, death or Disability:

             (i) the Grantee's Awards that were forfeitable immediately before such Termination of Affiliation shall thereupon become nonforfeitable;

             (ii) the Company shall promptly settle all Deferred Shares, whether or not forfeitable, by delivery to the Grantee (or, after his or her death, to his or her personal representative or beneficiary designated in accordance with Article 11) of a number of unrestricted Shares equal to the aggregate number of the Grantee's Deferred Shares;

             (iii) any unexercised Option or SAR, whether or not exercisable immediately before such Termination of Affiliation, may be exercised, in whole or in part, at any time after such Termination of Affiliation (but in either case only during the Option Term) by the Grantee (whether or not, in the case of Disability, such exercise causes an Option to fail to qualify as an ISO) or, after his or her death, by (A) his or her personal representative or the person to whom the Option or SAR, as applicable, is transferred by will or the applicable laws of descent and distribution, or (B) the Grantee's beneficiary designated in accordance with Article 12; and

             (iv) the benefit payable with respect to any Performance Share or Performance Unit with respect to which the Performance Period has not ended immediately before such Termination of Affiliation shall be equal to the product of the Fair Market Value of a Share as of the date of such Termination of Affiliation or the value of the Performance Unit specified in the Award Agreement (determined as of the date of such Termination of Affiliation), as applicable, multiplied successively by
        (1) and (2) below; and the benefit payable with respect to any Performance Bonus Award with respect to which the Performance Period has not ended immediately before such Termination of Affiliation shall be equal to the product of (1) and (2) below; where:

                (1) is a fraction, the numerator of which is the number of months that have elapsed since the beginning of such Performance Period to and including the month in which occurs the date of such Termination of Affiliation and the denominator of which is the number of months in the Performance Period; and

                (2) is a percentage determined by the Committee that would be earned under the terms of the applicable Award Agreement assuming that the rate at which the performance goals have been achieved as of the date of such Termination of Affiliation would continue until the end of the Performance Period, or, if the Committee elects to compute the benefit after the end of the Performance Period, the performance percentage, as determined by the Committee, attained during the Performance Period.

          (c) Any Other Reason. If a Grantee has a Termination of Affiliation for any reason other than for Cause, Retirement, death or Disability, then:

             (i) the Grantee's Awards, to the extent forfeitable under the Plan or the Award Agreement immediately before such Termination of Affiliation, shall thereupon automatically be forfeited unless the Committee determines in writing otherwise, subject in the case of Restricted Shares to the provisions of Section 8.4 regarding repayment of certain amounts to the Grantee;

             (ii) the Grantee's Deferred Shares that were not forfeitable immediately before such Termination of Affiliation shall, unless otherwise provided in an Award Agreement or determined by the Committee in writing, promptly be settled by delivery to the Grantee of a number of unrestricted Shares equal to the aggregate number of the Grantee's vested Deferred Shares;

             (iii) any unexercised Option or SAR, and any Performance Share, Performance Unit or Performance Bonus Award with respect to which the Performance Period has not ended immediately before such Termination of Affiliation, shall terminate effective immediately upon such Termination of Affiliation unless the Committee determines in writing otherwise.

             (iv) any Performance Shares, Performance Units or Performance Bonus with respect to which the Performance Period has not ended as of the date of such Termination of Affiliation shall terminate immediately upon such Termination of Affiliation unless the Committee determines in writing otherwise.

     5.7. Nontransferability of Awards.

          (a) Except as provided in Section 5.7(c) below, each Award, and each right under any Award, shall be nontransferable, and during the Grantee's lifetime, shall be exercisable only by the Grantee, or, if permissible under applicable law, by the Grantee's guardian or legal representative.

          (b) Except as provided in Section 5.7(c) below, no Award (prior to the time, if applicable, Shares are issued in respect of such Award), and no right under any Award, may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Grantee otherwise than by will or by the laws of descent and distribution (or in the case of Restricted Shares, to the Company) and any such purported assignment, alienation, pledge, attachment, sale, transfer or encumbrance shall be void and unenforceable against the Company or any Subsidiary; provided, however, that the designation of a beneficiary in accordance with Article 12 shall not constitute an assignment, alienation, pledge, attachment, sale, transfer or encumbrance.

          (c) To the extent and in the manner permitted by the Committee, and subject to such terms and conditions as may be prescribed by the Committee, a Grantee may transfer a Non-Qualified Stock Option, SAR, Restricted Share, Bonus Share, or Deferred Share Award to (i) a spouse, sibling, parent or lineal descendant (including a lineal descendant by adoption) (any of the foregoing, an "Immediate Family Member") of the Grantee; (ii) a trust, the primary beneficiaries of which consist exclusively of the Grantee or Immediate Family Members of the Grantee or the spouses of such Immediate Family Members, or (iii) a corporation, partnership or similar entity, the owners of which consist exclusively of the Grantee or Immediate Family Members of the Grantee or the spouses of such Immediate Family Members. This subsection (c) shall not be construed to authorize a transfer of an Incentive Stock Option, Performance Unit, Performance Share, or Performance Bonus Award.

ARTICLE 6. STOCK OPTIONS

     6.1. Grant of Options. Subject to the terms and provisions of the Plan, Options may be granted to any Eligible Person in such number, and upon such terms, and at any time and from time to time as shall be determined by the Committee. Without limiting the generality of the foregoing, the Committee may grant to any Eligible Person, or permit any Eligible Person to elect to receive, an Option in lieu of or in substitution for any other compensation (whether payable currently or on a deferred basis, and whether payable under this Plan or otherwise) which such Eligible Person may be eligible to receive from the Company or a Subsidiary, which Option may have a value (as determined by the Committee under Black-Scholes or any other option valuation method) that is equal to or greater than the amount of such other compensation.

     6.2. Award Agreement. Each Option grant shall be evidenced by an Award Agreement that shall specify the Option Price, the Option Term, the number of Shares to which the Option pertains, the time or times at which such Option shall be exercisable and such other provisions as the Committee shall determine.

     6.3. Option Price. The Option Price of an Option under this Plan shall be determined by the Committee, and shall be no less than 100% of the Fair Market Value of a Share on the Grant Date; provided, however, that any Option granted as a Substitute Award pursuant to Section 16.3 may be granted at such Option Price as the Committee determines to be necessary to achieve preservation of economic value as provided in Section 16.3.

     6.4. Grant of Incentive Stock Options. At the time of the grant of any Option, the Committee may in its discretion designate such Option as an Incentive Stock Option. Any Incentive Stock Option:

          (a) shall, if granted to a 10% Owner, have an Option Price not less than 110% of the Fair Market Value of a Share on its Grant Date;

          (b) shall have an Option Term of not more than 10 years (five years in the case of an Incentive Stock Option granted to a 10% Owner) from its Grant Date, and shall be subject to earlier termination as provided herein or in the applicable Award Agreement;

          (c) shall not have an aggregate Fair Market Value (as of the Grant Date of each Incentive Stock Option) of the Shares with respect to which Incentive Stock Options (whether granted under the Plan or any other stock option plan of the Grantee's employer or any parent or Subsidiary thereof ("Other Plans")) are exercisable for the first time by such Grantee during any calendar year, determined in accordance with the provisions of Section 422 of the Code, which exceeds $100,000 (the "$100,000 Limit"); and to the extent any Grant is in excess of such $100,000 Limit, a portion of such Grant equal to the $100,000 Limit shall be designated as an ISO and the remainder shall, notwithstanding its prior designation as an ISO, be regarded as a NQSO.

          (d) shall be granted within 10 years from the earlier of the date the Plan is adopted or the date the Plan is approved by the stockholders of the Company;

          (e) shall require the Grantee to notify the Committee of any disposition of any Shares issued pursuant to the exercise of the Incentive Stock Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions) (any such circumstance, a "Disqualifying Disposition"), within 10 days of such Disqualifying Disposition; and

     (f) shall by its terms not be assignable or transferable other than by will or the laws of descent and distribution and may be exercised, during the Grantee's lifetime, only by the Grantee; provided, however, that the Grantee may, to the extent provided in the Plan in any manner specified by the Committee, designate in writing a beneficiary to exercise his or her Incentive Stock Option after the Grantee's death.

     Notwithstanding the foregoing, the Committee may, without the consent of the Grantee, at any time before the exercise of an Option (whether or not an Incentive Stock Option), take any action necessary to prevent such Option from being treated as an Incentive Stock Option.

     6.5. Grant of Reload Options. The Committee may in connection with the grant of an Option or thereafter provide that a Grantee who (i) is an Eligible Person when he or she exercises an Option ("Exercised Option") and (ii) satisfies the Option Price or Required Withholding applicable thereto with Shares (including Shares that are deemed to have been delivered as payment for all or any portion of the Option Price of an Exercised Option by attestation or otherwise) shall automatically be granted, subject to Article 4, an additional option ("Reload Option") in an amount equal to the sum ("Reload Number") of the number of Shares tendered (including Shares that are deemed to have been tendered) to exercise the Exercised Option plus, if so provided by the Committee, the number of Shares, if any, retained by the Company in connection with the exercise of the Exercised Option to satisfy any federal, state, local or foreign tax withholding requirements.

     6.6. Conditions on Reload Options. Reload Options shall be subject to the following terms and conditions:

          (a) the Grant Date for each Reload Option shall be the date of exercise of the Exercised Option to which it relates;

          (b) subject to Section 6.6(c), the Reload Option may be exercised at any time during the Option Term of the Exercised Option (subject to earlier termination thereof as provided in the Plan or in the applicable Award Agreement); and

          (c) the terms of the Reload Option shall be the same as the terms of the Exercised Option to which it relates, except that, unless otherwise provided in the Award Agreement, the Option Price for the Reload Option shall be 100% of the Fair Market Value of a Share on the Grant Date of the Reload Option.

     6.7. Payment. Options granted under this Article 6 shall be exercised by the delivery of a written notice of exercise to the Company, setting forth the number of Shares with respect to which the Option is to be exercised, accompanied by full payment for the Shares made by cash, personal check or wire transfer or, subject to the approval of the Committee, any one or more of the following means:

          (a) Tendering, either by actual tender or by attestation to ownership of, Mature Shares, valued at their Fair Market Value on the date of exercise;

          (b) Tendering Restricted Shares held by the Grantee for at least six months prior to the exercise of the Option, each such share valued at the Fair Market Value of a Share on the date of exercise; or

          (c) Pursuant to procedures approved by the Committee, through the sale of the Shares acquired on exercise of the Option through a broker-dealer to whom the Grantee has submitted an irrevocable notice of exercise and irrevocable instructions to deliver promptly to the Company the amount of sale or loan proceeds sufficient to pay for such Shares, together with, if requested by the Company, the amount of federal, state, local or foreign withholding taxes payable by Grantee by reason of such exercise.

     If any Restricted Shares ("Tendered Restricted Shares") are used to pay the Option Price, a number of Shares acquired on exercise of the Option equal to the number of Tendered Restricted Shares shall be subject to the same restrictions as the Tendered Restricted Shares, determined as of the date of exercise of the Option.

     If tender by attestation of ownership of Mature Shares is used to pay the Option Price, the number of Shares delivered upon exercise of the Option shall be limited to the difference between the number of Shares subject to the Option and the number of Shares tendered by attestation.

ARTICLE 7. STOCK APPRECIATION RIGHTS

     7.1. Grant of SARs. Subject to the terms and conditions of the Plan, SARs may be granted to any Eligible Person at any time and from time to time as shall be determined by the Committee. The Committee may grant Freestanding SARs, Tandem SARs, or any combination thereof. The Committee shall determine the number of SARs granted to each Grantee (subject to Article 4), the Strike Price thereof, and, consistent with Section 7.2 and the other provisions of the Plan, the other terms and conditions pertaining to such SARs.

     7.2. Exercise of Tandem SARs. Tandem SARs may be exercised for all or part of the Shares subject to the related Option upon the surrender of the right to exercise the equivalent portion of the related Option. A Tandem SAR may be exercised only with respect to the Shares for which its related Option is then exercisable.

     Notwithstanding any other provision of this Plan to the contrary, with respect to a Tandem SAR, (i) the Tandem SAR will expire no later than the expiration of the underlying Option; (ii) the value of the payout with respect to the Tandem SAR may be for no more than 100% of the difference between the Option Price of the underlying Option and the Fair Market Value of the Shares subject to the underlying Option at the time the Tandem SAR is exercised; and
(iii) the Tandem SAR may be exercised only when the Fair Market Value of the Shares subject to the Option exceeds the Option Price of the Option.

     7.3. Payment of SAR Amount. Upon exercise of an SAR, the Grantee shall be entitled to receive payment from the Company in an amount determined by multiplying:

          (a) the excess of the Fair Market Value of a Share on the date of exercise over the Strike Price; by

          (b) the number of Shares with respect to which the SAR is exercised;

provided that the Committee may provide in the Award Agreement that the benefit payable on exercise of an SAR shall not exceed such percentage of the Fair Market Value of a Share on the Grant Date as the Committee shall specify. As determined by the Committee, the payment upon SAR exercise may be in cash, in Shares which have an aggregate Fair Market Value (as of the date of exercise of the SAR) equal to the amount of the payment, or in some combination thereof, as set forth in the Award Agreement.

ARTICLE 8. RESTRICTED SHARES

     8.1. Grant of Restricted Shares. Subject to the terms and provisions of the Plan, the Committee, at any time and from time to time, may grant Restricted Shares to any Eligible Person in such amounts as the Committee shall determine.

     8.2. Award Agreement. Each grant of Restricted Shares shall be evidenced by an Award Agreement that shall specify the Period(s) of Restriction, the number of Restricted Shares granted, and such other provisions as the Committee shall determine. The Committee may impose such conditions or restrictions on any Restricted Shares as it may deem advisable, including restrictions based upon the achievement of specific performance goals (Company-wide, divisional, Subsidiary or individual), time-based restrictions on vesting or restrictions under applicable securities laws.

     8.3. Consideration. The Committee shall determine the amount, if any, that a Grantee shall pay for Restricted Shares. Such payment shall be made in full by the Grantee before the delivery of the shares and in any event no later than 10 business days after the Grant Date for such shares.

     8.4. Effect of Forfeiture. If Restricted Shares are forfeited, and if the Grantee was required to pay for such shares or acquired such Restricted Shares upon the exercise of an Option, unless the Committee determines in writing otherwise the Grantee shall be deemed to have resold such Restricted Shares to the Company at a price equal to the lesser of (i) the amount paid by the Grantee for such Restricted Shares, or (ii) the Fair Market Value of a Share on the date of such forfeiture. The Company shall pay to the Grantee the required amount as soon as is administratively practical. Such repurchased Restricted Shares shall cease to be outstanding, and shall no longer confer on the Grantee thereof any rights as a stockholder of the Company, from and after the date of the event causing the forfeiture, whether or not the Grantee accepts the Company's tender of payment for such Restricted Shares.

     8.5. Escrow; Legends. The Committee may provide that the certificates for any Restricted Shares (i) shall be held (together with a stock power executed in blank by the Grantee) in escrow by the Secretary of the Company until such Restricted Shares become nonforfeitable or are forfeited or (ii) shall bear an appropriate legend restricting the transfer of such Restricted Shares. If any Restricted Shares become nonforfeitable, the Company shall cause certificates for such shares to be issued without such legend.

     8.6. Stockholder Rights in Restricted Shares. Restricted Shares, whether held by a Grantee or in escrow by the Secretary of the Company, shall confer on the Grantee all rights of a stockholder of the Company, including, but not limited to, the right to vote such Restricted Shares and the right to receive dividends on such Restricted Shares, except as otherwise provided in the Plan or Award Agreement. Any cash dividends that become payable on Restricted Shares shall be paid currently except to the extent the Award Agreement provides otherwise. Any stock dividends that become payable on Restricted Shares shall be subject to the same restrictions and other terms as apply to the Restricted Shares with respect to which such dividends are paid, except to the extent the Award Agreement provides otherwise. The Award Agreement may, but need not, provide for payment of interest on deferred dividends.

ARTICLE 9. PERFORMANCE UNITS AND PERFORMANCE SHARES

     9.1. Grant of Performance Units and Performance Shares. Subject to the terms of the Plan, Performance Units or Performance Shares may be granted to any Eligible Person in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee.

     9.2. Value/Performance Goals. Each Performance Unit shall have an initial value that is established by the Committee at the time of grant. Each Performance Share shall have an initial value equal to the Fair Market Value of a Share on the date of grant. The Committee shall set the beginning and ending dates of the Performance Period, select Performance Measures from among those set forth in Section 4.3, and set performance goals which, depending on the extent to which they are met, will determine the number or value of Performance Units or Performance Shares that will be paid out to the Grantee.

     9.3. Earning of Performance Units and Performance Shares. Subject to the terms of this Plan, (including Section 4.3 regarding the Committee's discretion to make downward adjustments) after the applicable Performance Period has ended, the holder of Performance Units or Performance Shares shall be entitled to receive a payout based on the number and value of Performance Units or Performance Shares earned by the Grantee over the Performance Period, to be determined as a function of the extent to which the corresponding performance goals have been achieved.

     If a Grantee is promoted, demoted or transferred to a different business unit or a different position in the same business unit of the Company or a Subsidiary during a Performance Period, then, to the extent the Committee determines appropriate, the Committee may adjust, change or eliminate the performance goals or the applicable Performance Period as it deems appropriate in order to make them appropriate and comparable to the initial performance goals or Performance Period.

     9.4. Form and Timing of Payment of Performance Units and Performance Shares. Unless the Committee provides for a different method of payment, earned Performance Units or Performance Shares shall be paid in a lump sum following the close of the applicable Performance Period or may be deferred pursuant to
Section 10.2 or Article 13. The Committee may pay earned Performance Units or Performance Shares in cash or in Shares (or in a combination thereof) which have an aggregate Fair Market Value equal to the value of the earned Performance Units or Performance Shares at the close of the applicable Performance Period. Such Shares may be granted subject to any restrictions deemed appropriate by the Committee. The form of payout of such Awards shall be set forth in the Award Agreement pertaining to the grant of the Award.

     As determined by the Committee, a Grantee may be entitled to receive any dividends declared with respect to Shares which have been earned in connection with grants of Performance Units or Performance Shares but not yet distributed to the Grantee. In addition, a Grantee may, as determined by the Committee, be entitled to exercise his or her voting rights with respect to such Shares.

ARTICLE 10. BONUS SHARES AND DEFERRED SHARES

     10.1. Bonus Shares. Subject to the terms of the Plan, the Committee may grant Bonus Shares to any Eligible Person, in such amount and upon such terms and at any time and from time to time as shall be determined by the Committee.

     10.2. Deferred Shares. Subject to the terms and provisions of the Plan, Deferred Shares may be granted to any Eligible Person in such amounts and upon such terms, and at any time and from time to time, as shall be determined by the Committee. The Committee may impose such conditions or restrictions on any Deferred Shares as it may deem advisable, including time-vesting restrictions and deferred payment features. The Committee may cause the Company to establish a grantor trust to hold Shares subject to Deferred Share Awards. Without limiting the generality of the foregoing, the Committee may grant to any Eligible Person, or permit any Eligible Person to elect to receive, Deferred Shares in lieu of or in substitution for any other compensation (whether payable currently or on a deferred basis, and whether payable under this Plan or otherwise) which such Eligible Person may be eligible to receive from the Company or a Subsidiary.

ARTICLE 11. PERFORMANCE BONUS AWARDS

     11.1. Performance Bonus Awards. Subject to the terms of the Plan, the Committee may grant Performance Bonus Awards to any Eligible Person, in such amount and upon such terms an at any time and from time to time as shall be determined by the Committee.

     11.2. Performance Periods, Measures and Goals. For each Performance Bonus Award the Committee shall establish the beginning and ending dates of the Performance Period, select the Performance Measures and establish the performance goals for that Performance Measure to be applied for that Performance Period. The Committee may but shall not be required to, establish one or more Performance Periods that begin before the last day of any other Performance Periods; and may establish Performance Periods that extend for more than one calendar year or may grant Performance Bonus Awards that extend for more than one consecutive Performance Periods (a "Multiple Award Period.")

     11.3. Determination of Performance Goals. A Performance Bonus Award shall specify the payment amount or percentage of the Performance Bonus Award for the Performance Period for each Grantee at designated levels of achievement of the Performance Measures. In the case of a Performance Bonus Award to a Restricted Executive, if the Committee intends such Performance Bonus Award to qualify for the Performance Based Exception, (a) the selection of the Performance Measures, establishment of the performance goals, and the determination of the amount or percentage of the Performance Bonus Award payable at designated levels of achievement of the Performance Measures, shall be made not later than the 90th calendar day of the Performance Period; (b) in the case of a Multiple Award Period, selection of the Performance Measures, establishment of the performance goals, and the determination of the amount or percentage of the Performance Bonus Award payable at designated levels of achievement of the Performance Measures, shall be done not later than the 90th calendar day of the first Performance Period, and (c) notwithstanding (a) and (b), the performance goal shall be established while the outcome as to the performance goal is substantially uncertain, and in no event shall the performance goal be established after more than 25% of the Performance Period has elapsed.

     11.4. Adjustment of Goals. The Committee may in its discretion (i) decrease (or for a Grantee other than a Restricted Executive whose award is intended to qualify for the Performance Based Exception, also increase) the amount or percentage of the Performance Bonus Award payable for such Grantee at designated levels of achievement of the Performance Measures, or (ii) increase (or for a Grantee other than a Restricted Executive whose award is intended to qualify for the Performance Based Exception, also decrease), the designated level of achievement of the Performance Measures to make payable the stated amount or percentage of the Performance Bonus Award, at any time during a Performance Period including any Multiple Award Period.

     11.5. Determination and Payment at Bonus. As soon as practicable after the necessary financial data for a Performance Period are available to the Committee, the Committee shall make a written determination of the extent of the achievement of the performance goal for Performance Bonus Award for that Performance Period, and shall make a written determination of the amount, if any, to be distributable with respect to a

Performance Bonus award for the Performance Period. Distributions with respect to any Performance Bonus Award shall be subject to the following.

          (a) Except as otherwise specifically provided in the documents reflecting the terms of a Performance Bonus Award, the Committee may in its discretion, reduce the amount of any Performance Bonus Award or cancel the Award for any reason whatsoever for any Grantee (including but not limited to a Restricted Executive) at any time prior to payment, and

          (b) Except as otherwise provided by the Committee, Performance Bonus Awards shall be settled through cash payments, which shall be made as soon as practicable after the Committee makes the determination described in this Section 11.5.

ARTICLE 12. BENEFICIARY DESIGNATION

     12.1. Beneficiary Designation. Each Grantee under the Plan may, from time to time, name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid in case of his or her death before he or she receives any or all of such benefit. Each such designation shall revoke all prior designations by the same Grantee, shall be in a form prescribed by the Company, and will be effective only when filed by the Grantee in writing with the Company during the Grantee's lifetime. In the absence of any such designation, benefits remaining unpaid at the Grantee's death shall be paid to the Grantee's surviving spouse, if any, or if none, then to the Grantee's estate.

ARTICLE 13. DEFERRALS

     13.1. Deferrals. The Committee may permit or require in an initial Award Agreement, or permit with the consent of the Grantee in any amendment to the Award Agreement, the Grantee to defer receipt of the payment of cash or the delivery of Shares that would otherwise be due by virtue of the exercise of an Option or SAR, the lapse or waiver of restrictions with respect to Restricted Shares, the satisfaction of any requirements or goals with respect to Performance Units, Performance Shares or Performance Bonus, the grant of Bonus Shares or the expiration of the deferral period for Deferred Shares. In the case of an Award to a Restricted Executive the Committee may require such deferral after the initial Award without the consent of the Grantee; provided, however, that if the Committee requires deferral without the consent of the Grantee of an Award which is or may be payable in cash, the Committee shall cause the Company to pay (at such time as such Award is paid) interest on the amount of such Award for the period of required deferral at a rate not less from time to time than the rate charged to the Company by its principal revolving credit lender, or if none, than at the publicly announced prime lending rate of Citibank, N.A. plus one percentage point. The Committee may require amounts relating to deferred Awards to be held in a grantor trust created by the Company or a Subsidiary, and shall establish such other rules and procedures for such deferrals consistent with this Article 13 as the Committee in its discretion determines.

ARTICLE 14. RIGHTS OF EMPLOYEES, CONSULTANTS AND DIRECTORS

     14.1. Employment. Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Grantee's employment, consultancy or service as a member of the Board of Directors at any time, nor confer upon any Grantee the right to continue in the employ or as consultant or as a director of the Company or any Subsidiary.

     14.2. Participation. No employee, consultant or director shall have the right to be selected to receive an Award, or, having been so selected, to be selected to receive a future Award.

ARTICLE 15. WITHHOLDING

     15.1. Withholding.

          (a) Mandatory Tax Withholding. Whenever under the Plan, Shares are to be delivered upon exercise or payment of an Award or upon Restricted Shares becoming nonforfeitable, or any other event with respect to rights and benefits hereunder, including a Grantee's making an election under Section 83(b) of the Code, the Company shall be entitled to require (x) that the Grantee remit an amount in cash, or if permitted by the Committee, Mature Shares, sufficient to satisfy all federal, state, local and foreign tax withholding requirements related thereto ("Required Withholding"), (y) the withholding of such Required Withholding from compensation otherwise due to the Grantee or from any Shares or other payment due to the Grantee under the Plan or otherwise, or (z) any combination of the foregoing.

          (b) Elective Share Withholding.

             (i) Subject to subsection 15.1(b)(ii), a Grantee may elect the withholding ("Share Withholding") by the Company of a portion of the Shares subject to an Award upon the exercise of such Award or upon Restricted Shares becoming non-forfeitable or upon making an election under Section 83(b) of the Code (each, a "Taxable Event") having a Fair Market Value equal to the minimum amount necessary to satisfy Required Withholding liability attributable to the Taxable Event.

             (ii) Each Share Withholding election shall be subject to the following conditions:

                (1) any Grantee's election shall be subject to the Committee's discretion to revoke the Grantee's right to elect Share Withholding at any time before the Grantee's election if the Committee has reserved the right to do so in the Award Agreement;

                (2) the Grantee's election must be made on or before the date (the "Tax Date") on which the amount of tax to be withheld is determined; and

                (3) the Grantee's election shall be irrevocable.

     15.2. Notification under Section 83(b). If the Grantee, in connection with the exercise of any Option, or the grant of Restricted Shares, makes the election permitted under Section 83(b) of the Code to include in such Grantee's gross income in the year of transfer the amounts specified in Section 83(b) of the Code, then such Grantee shall notify the Company of such election within 10 days of filing the notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under Section 83(b) of the Code. The Committee may, in connection with the grant of an Award or at any time thereafter prior to such an election being made, prohibit a Grantee from making the election described above.

ARTICLE 16. CERTAIN EXTRAORDINARY EVENTS

     16.1. Certain Reorganization Transactions or Other Events. In the event of a Reorganization Transaction or other transaction described in Section 4.2 as a result of which (i) the Company is not the Surviving Corporation or the stock of the Surviving Corporation will not be publicly traded, or (ii) in the determination of the Committee, the attainment of Performance Measures established as performance goals by in connection with restrictions on any outstanding Restricted Shares, or any outstanding Performance Units, Performance Shares, and Performance Bonus Awards, or any of them, will not reasonably be ascertainable, the Committee may in its discretion cancel any or all Awards or class of Awards without the consent of any

Grantee; provided, however, that in lieu of such Awards the Company shall pay the Grantee in cash as soon as reasonably practicable after such determination by the Committee:

          (a) with respect to any Restricted Share as to which the restrictions have not lapsed in connection with such event, the Fair Market Value of a Share (determined as nearly as practicable to the time of such transaction),

          (b) with respect to any Option or SAR, the positive difference (if any) between the Fair Market Value of the Shares subject to the Option or SAR (determined as nearly as practicable to the time of such transaction) and the Option Price or Strike Price of the Option or SAR; provided, however, that no duplicate payment will be made for Tandem SARs and further provided, however, that the amount paid with respect to any Option shall not be less than the fair value of the Option (determined as nearly as practicable to the time of such transaction) under a recognized option pricing model selected by the Committee; and

          (c) with respect to any Performance Unit, Performance Share, or Performance Bonus Award, the amount that would be payable to the Grantee under Section 5.6(b) if he had Retired on the date of the transaction.

     16.2. Pooling of Interests Accounting. If the Committee determines:

          (a) that the consummation of a sale or merger of the Company (a "Closing") is reasonably likely to occur but for the circumstances described in this Section;

          (b) that, based on the advice of the Company's independent accountants and such other factors that the Committee deems relevant, the grant of any Award or exercise of some or all outstanding Options or SARs would preclude the use of pooling of interests accounting ("pooling") after the Closing; and

          (c) the preclusion of pooling can reasonably be expected to have a material adverse effect on the terms of such sale or merger or on the likelihood of a Closing (a "Pooling Material Adverse Effect"),

then the Committee may:

             (i) make adjustments to such Options, SARs or other Awards (including the substitution, effective upon such Closing, of Options, SARs or other Awards denominated in shares or other equity securities of another party to such proposed sale or merger transaction) prior to the Closing so as to permit pooling after the Closing,

             (ii) cause the Company to pay the benefits attributable to such Options, SARs or other Awards (including for this purpose not only the spread between the then Fair Market Value of the Shares subject to such Options or SARs and the Option Price or Strike Price applicable thereto, but also the additional value of such Options or SARs in excess of such spread, as determined by the Committee) in the form of Shares if such payment would not cause the transaction to remain or become ineligible for pooling; or provided that the Committee has determined, based on the advice of the Company's independent accountants and such other factors that the Committee deems relevant, that no reasonable alternative is available to the Company to prevent such a Pooling Material Adverse Effect, cancel any or all such Options, SARs or other Awards without the consent of any affected Grantee; provided, however, that to the extent practicable without a Pooling Material Adverse Effect, the Grantee shall receive in lieu of the Award the amount payable upon cancellation of such Award as set forth in Section 16.1.

     16.3. Substituting Awards in Certain Corporate Transactions. In connection with the Company's acquisition, however, effected, of another corporation or entity (the "Acquired Entity") or the assets thereof, the

Committee may, at its discretion, grant Awards ("Substitute Awards") associated with the stock or other equity interest in such Acquired Entity ("Acquired Entity Award") held by such Grantee immediately prior to such Acquisition in order to preserve for the Grantee the economic value of all or a portion of such Acquired Entity Award at such price and on such terms as the Committee determines necessary to achieve preservation of economic value.

ARTICLE 17. AMENDMENT, MODIFICATION, AND TERMINATION

     17.1. Amendment, Modification, and Termination. Subject to the terms of the Plan, the Board may at any time and from time to time, alter, amend, suspend or terminate the Plan in whole or in part without the approval of the Company's stockholders.

     17.2. Adjustments Upon Certain Unusual or Nonrecurring Events. The Committee may make adjustments in the terms and conditions of Awards in recognition of unusual or nonrecurring events (including the events described in Section 4.2) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan.

     17.3. Awards Previously Granted. Except as expressly provided in Section 3.2, Section 4.3; Section 6.4; Article 11, Section 13.1, or Article 16, no termination, amendment or modification of the Plan and no modification of an Award Agreement shall adversely affect in any material way any Award previously granted under the Plan, without the written consent of the Grantee of such Award, provided, however, that to the extent any Award shall be adversely affected by any amendment or modification of the Plan, the provisions of the Plan in toto as in effect as of the Grant Date of such Award shall prevail.

ARTICLE 18. ADDITIONAL PROVISIONS

     18.1. Successors. All obligations of the Company under the Plan with respect to Awards granted hereunder shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise of all or substantially all of the business or assets of the Company.

     18.2. Gender and Number. Except where otherwise indicated by the context, any masculine term used herein also shall include the feminine; the plural shall include the singular and the singular shall include the plural.

     18.3. Severability. If any part of the Plan is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any other part of the Plan. Any Section or part of a Section so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.

     18.4. Requirements of Law. The granting of Awards and the issuance of Shares under the Plan shall be subject to all applicable laws, rules, and regulations, and to such approvals by any governmental agencies or stock exchanges as may be required. Notwithstanding any provision of the Plan or any Award, Grantees shall not be entitled to exercise, or receive benefits under, any Award, and the Company shall not be obligated to deliver any Shares or other benefits to a Grantee, if such exercise or delivery would constitute a violation by the Grantee or the Company of any applicable law or regulation.

     18.5. Securities Law Compliance.

          (a) If the Committee deems it necessary to comply with any applicable securities law, or the requirements of any stock exchange upon which Shares may be listed, the Committee may impose any restriction on Shares acquired pursuant to Awards under the Plan as it may deem advisable. All certificates for Shares delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations and other requirements of the SEC, any stock exchange upon which Shares are then listed, any applicable securities law, and the Committee may cause a legend or legends to be placed on any such certificates to refer to such restrictions. If so requested by the Company, the Grantee shall represent to the Company in writing that he or she will not sell or offer to sell any Shares unless a registration statement shall be in effect with respect to such Shares under the Securities Act of 1933 or unless he or she shall have furnished to the Company evidence satisfactory to the Company that such registration is not required.

          (b) If the Committee determines that the exercise of, or delivery of benefits pursuant to, any Award would violate any applicable provision of securities laws or the listing requirements of any stock exchange upon which any of the Company's equity securities are then listed, then the Committee may postpone any such exercise or delivery, as applicable, but the Company shall use all reasonable efforts to cause such exercise or delivery to comply with all such provisions at the earliest practicable date.

      18.6. No Rights as a Stockholder. Subject to Section 8.6 regarding Restricted Shares, a Grantee shall not have any rights as a stockholder with respect to the Shares (other than Restricted Shares) which may be deliverable upon exercise or payment of such Award until such shares have been delivered to him or her.

      18.7. Nature of Payments. Awards shall be special incentive payments to the Grantee and shall not be taken into account in computing the amount of salary or compensation of the Grantee for purposes of determining any pension, retirement, death or other benefit under (a) any pension, retirement, profit-sharing, bonus, insurance or other employee benefit plan of the Company or any Subsidiary or (b) any agreement between (i) the Company or any Subsidiary and (ii) the Grantee, except as such plan or agreement shall otherwise expressly provide.

      18.8. Scope of Plan. Nothing in this Plan shall be construed to prevent the Board, the Committee, or any other officer of the Company or any Subsidiary authorized to determine compensation of employees and consultants of the Company or such Subsidiary, from awarding any cash bonus or other cash incentive or achievement compensation to any person for such reasons and on such terms and conditions, whether or not consistent with this Plan, as they in their authorized discretion determine is appropriate.

     18.9. Awards under Former Bonus Plan. Each Award under the Former Bonus Plan that is outstanding on the Restated Effective Date shall continue in effect as an Award under this Plan, but shall be administered subject to all the terms and provisions of this Plan from and after the Restated Effective Date, except to the extent application of any provision of this amended, restated and merged Plan to such Award would violate the requirements of Section 17.3 hereof.

     18.10. Governing Law. The Plan shall be construed in accordance with and governed by the laws of the State of Illinois other than its laws respecting choice of law.

                        CNA FINANCIAL CORPORATION PROXY
                 SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
             FOR THE ANNUAL MEETING, MAY 2, 2001, CHICAGO, ILLINOIS




P      The undersigned hereby appoints L.A. Tisch, J.S. Tisch, and
R      B.L. Hengesbaugh, or any of them, with full power of substitution, to
O      represent and to vote the Common Stock of the undersigned at the annual
X      meeting of stockholders of CNA Financial Corporation, to be held at
Y CNA Plaza, (333 South Wabash Avenue), Chicago, Illinois, on May 2, 2001, at 10:00 A.M., or at any adjournment thereof as follows:

              Election of Directors. Nominees:

              Antoinette Cook Bush, Dennis H. Chookaszian, Ronald L. Gallatin Walter L. Harris, Edward J. Noha, Joseph Rosenberg,
              Bernard L. Hengesbaugh, James S. Tisch, Laurence A. Tisch, Preston R. Tisch, Marvin Zonis.




       You are encouraged to specify your choices by marking the appropriate boxes, SEE REVERSE SIDE, but you need not mark any boxes if you wish to vote in accordance with the Board of Directors' recommendations. The Proxy Committee cannot vote your share unless you sign and return this card.

                                                            / SEE REVERSE SIDE /




                                                                                                                               4952
------ PLEASE MARK YOUR                                                                                                     --------
  X    VOTES AS IN THIS
------ EXAMPLE.

       THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN. IF NO DIRECTION IS MADE,
THIS PROXY WILL BE VOTED FOR ELECTION OF DIRECTORS AND FOR PROPOSAL 2.

---------------------------------------------------------------------------------------------------
  The Board of Directors recommends a vote FOR the Election of Directors and FOR proposal 2 and 3.
---------------------------------------------------------------------------------------------------

                    FOR     WITHHELD                  FOR       AGAINST      ABSTAIN                  FOR       AGAINST      ABSTAIN
                   -----     -----                   -----       -----        -----                  -----       -----        -----
1. Election of                      2. Approval of                                   3. Approval of
   Directors                           amendment to                                     Independent
   (see reverse)   -----     -----     the CNA       -----       -----        -----     accountants. -----       -----        -----
                                       Financial
For, except vote withheld from the     Corporation
following nominee(s):                  2000 Incentive
                                       Compensation
-----------------------------------    Plan.














SIGNATURE(S) ------------------------------------- DATE -----------------  The signer hereby revokes all proxies heretofore given by
NOTE: Please sign exactly as name appears hereon. Joint owners should      the signer to vote at said meeting or any adjournments
      each sign. When signing as attorney, executor, administrator,        thereof.
      trustee or guardian, please give full title as such.

